Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-106093


       Prospectus supplement dated February 24, 2004 (to prospectus dated
                                 July 24, 2003)

                                  $306,312,991
                           RFMSI SERIES 2004-S1 TRUST
                                     ISSUER

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S1

The trust will hold a pool of one- to four-family residential first mortgage loans.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o    14 classes of senior certificates

     o    3 classes of subordinated certificates

Credit enhancement for all of these certificates will be provided by additional subordination.


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales of the offered certificates in market-making transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Citigroup Global Markets Inc. will offer twelve classes of the senior certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 100.05% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses. There is no underwriting arrangement for the remaining two classes of senior certificates.

WaMu Capital Corp. will offer three classes of the subordinated certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten certificates will be approximately 97.56% of the principal balance of these underwritten certificates plus accrued interest, before deducting expenses.

CITIGROUP                                                     WAMU CAPITAL CORP.
                                  UNDERWRITERS

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary......................................................................S-3
Risk Factors................................................................S-11
     Risk of Loss...........................................................S-11
     Limited Obligations....................................................S-13
     Liquidity Risks........................................................S-13
     Bankruptcy Risks.......................................................S-13
     Special Yield and Prepayment
         Considerations.....................................................S-14
Introduction................................................................S-19
Description of the Mortgage Pool............................................S-19
     General................................................................S-19
     Mortgage Pool Characteristics..........................................S-20
     Primary Mortgage Insurance and Primary
         Hazard Insurance...................................................S-25
     Additional Information.................................................S-26
Description of the Certificates.............................................S-26
     General................................................................S-26
     Book-Entry Registration of Certain of the
         Offered Certificates...............................................S-28
     Glossary of Terms......................................................S-28
     Interest Distributions.................................................S-36
     Principal Distributions on the Senior
         Certificates.......................................................S-38
     Principal Distributions on the Class
         M Certificates.....................................................S-44
     Allocation of Losses; Subordination....................................S-45
     Advances...............................................................S-49
Certain Yield and Prepayment Considerations.................................S-50
     General................................................................S-50
     Prepayment Considerations..............................................S-50
     Allocation of Principal Payments.......................................S-51
     Realized Losses and Interest Shortfalls................................S-53
     Purchase Price.........................................................S-54
     Pass-Through Rates.....................................................S-55
     Assumed Final Distribution Date........................................S-55
     Weighted Average Life..................................................S-55
     Adjustable Rate Certificate
         Yield Considerations...............................................S-60
     Class M-2 and Class M-3 Certificate
         Yield Considerations...............................................S-63
     Additional Yield Considerations Applicable
          Solely to the Residual Certificates...............................S-66
Pooling and Servicing Agreement.............................................S-66
     General................................................................S-66
     The Master Servicer....................................................S-66
     Servicing and Other Compensation and
         Payment of Expenses................................................S-71
     Reports to Certificateholders..........................................S-72
     Voting Rights..........................................................S-72
     Termination............................................................S-72
Material Federal Income Tax Consequences....................................S-73
     Special Tax Considerations Applicable to
          Residual Certificates.............................................S-74
Use of Proceeds.............................................................S-76
Method of Distribution......................................................S-76
Legal Opinions..............................................................S-78
Ratings.....................................................................S-78
Legal Investment............................................................S-79
ERISA Considerations........................................................S-79
APPENDIX A...................................................................A-1

                                     SUMMARY

         The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer ............................... RFMSI Series 2004-S1 Trust

Title of securities .................. Mortgage Pass-Through Certificates,
                                       Series 2004-S1

Depositor ............................ Residential Funding Mortgage Securities
                                       I, Inc, an affiliate of Residential
                                       Funding Corporation

Master servicer ...................... Residential Funding Corporation

Trustee .............................. JPMorgan Chase Bank

Mortgage pool ........................ 658 fixed rate mortgage loans with an aggregate principal balance of
                                       approximately $307,697,725 as of the
                                       cut-off date, secured by first liens on
                                       one- to four-family residential
                                       properties

Cut-off date ......................... February 1, 2004

Closing date ......................... On or about February 26, 2004

Distribution dates ................... Beginning on March 25, 2004 and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day

Scheduled final distribution date .... February 25, 2034 The actual final distribution date could be substantially earlier

Form of certificates ................. Book-entry: Class A-1 through Class A-10 and Class M Certificates

                                       Physical: Class A-P, Class A-V and Class
                                       R Certificates

                                       See "Description of the Certificates--
                                       Book-Entry Registration of Certain of the Offered Certificates" in this prospectus supplement.

Minimum denominations ................ Class A-1, Class A-2, Class A-4 through
                                       Class A-10, Class A-P and Class M-1
                                       Certificates: $25,000. Class M-2 and
                                       Class M-3 Certificates: $250,000. Class
                                       A-3 Certificates: $25,000 notional
                                       amount. Class A-V Certificates and Class
                                       R Certificates: 20% percentage interests.

Legal investment...................... When issued, the Class A, Class R and
                                       Class M-1 Certificates will, and the
                                       Class M-2 and Class M-3 Certificates will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                       See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

                                               OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                           INITIAL
                                         CERTIFICATE      INITIAL RATING
                   PASS-THROUGH           PRINCIPAL          (FITCH/
CLASS                  RATE                BALANCE             S&P)                            DESIGNATIONS
------------------------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
------------------------------------------------------------------------------------------------------------------------------------
A-1                    4.00%              $36,709,062         AAA/AAA           Senior/PAC I/Accretion Directed/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-2               Adjustable Rate         $16,685,937         AAA/AAA    Senior/PAC I/Accretion Directed/Floater/Adjustable Rate
------------------------------------------------------------------------------------------------------------------------------------
A-3               Adjustable Rate                  $0         AAA/AAA      Senior/Inverse Floater/Interest Only/Adjustable Rate
------------------------------------------------------------------------------------------------------------------------------------
A-4                    5.25%              $11,480,000         AAA/AAA           Senior/PAC I/Accretion Directed/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-5                    5.25%              $35,228,000         AAA/AAA           Senior/PAC II/Accretion Directed/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-6                    5.25%              $16,285,000         AAA/AAA     Senior/Accrual/Accretion Directed/Companion/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-7                    5.25%              $18,000,000         AAA/AAA                 Super Senior/Accrual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-8                    5.25%              $29,494,000         AAA/AAA                 Super Senior/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-9                    5.25%                 $506,000         AAA/AAA                Senior Support/Lockout/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-10                   5.25%             $135,500,000         AAA/AAA              Senior/Accretion Directed/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
A-P                    0.00%                 $116,391         AAA/AAA                      Senior/Principal Only
------------------------------------------------------------------------------------------------------------------------------------
A-V               Variable Rate                    $0         AAA/AAA               Senior/Interest Only/Variable Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:              $300,004,391
------------------------------------------------------------------------------------------------------------------------------------
CLASS R CERTIFICATES:
------------------------------------------------------------------------------------------------------------------------------------
R-I                    5.25%                     $100         AAA/AAA                   Senior/Residual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
R-II                   5.25%                     $100         AAA/AAA                   Senior/Residual/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
Total senior certificates:               $300,004,591
------------------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
------------------------------------------------------------------------------------------------------------------------------------
M-1                    5.25%               $4,000,700          NA/AA                       Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
M-2                    5.25%               $1,384,600          NA/A                        Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
M-3                    5.25%                 $923,100         NA/BBB                       Mezzanine/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:                $6,308,400
------------------------------------------------------------------------------------------------------------------------------------
Total offered certificates:              $306,312,991
------------------------------------------------------------------------------------------------------------------------------------
                                            NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
------------------------------------------------------------------------------------------------------------------------------------
B-1                    5.25%                 $615,400          NA/BB                      Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
B-2                    5.25%                 $461,600          NA/B                       Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
B-3                    5.25%                 $307,733          NA/NA                      Subordinate/Fixed Rate
------------------------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:                $1,384,733
------------------------------------------------------------------------------------------------------------------------------------
Total offered and
     non-offered certificates:           $307,697,725
------------------------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

The aggregate initial principal balance of the offered and non-offered certificates shown above does not equal the sum of the principal balances of those certificates as listed above due to rounding.

CLASS A-2 AND CLASS A-3:

ADJUSTABLE RATES:       INITIAL          FORMULA           MAXIMUM        MINIMUM
Class A-2:               1.49%         LIBOR + 0.40%        8.00%          0.40%
Class A-3:               6.51%         7.60% - LIBOR        7.60%          0.00%

The Class A-3 Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the principal balance of the Class A-2 Certificates, initially equal to approximately $16,685,937.

CLASS A-V:

Variable Rate: Varies according to the weighted average of the excess of the net mortgage rate on each mortgage loan over 5.25%.

The Class A-V Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount as described in this prospectus supplement, initially equal to approximately $307,697,725.

THE TRUST

The depositor will establish a trust with respect to the Series 2004-S1 Certificates under a pooling and servicing agreement dated as of February 1, 2004, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust have the following characteristics as of the cut-off date, after deducting payments due during the month of the cut-off date:


                                        WEIGHTED
                      RANGE             AVERAGE
                      -----             -------
Principal          $54,944 to          $467,626*
balance             $998,931

Mortgage           5.375% to            5.9904%
rate                 6.750%

Remaining          135 to 360             357
term to
 maturity
(months)

*Indicates average principal balance


For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

DISTRIBUTIONS ON THE OFFERED
CERTIFICATES

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors.
The amount available for distribution will include:

         o     collections of monthly payments
               on the mortgage loans, including
               prepayments and other
               unscheduled collections plus

         o     advances for delinquent
               payments
               minus

         o     the fees and expenses of the
               subservicers and the master
               servicer, including
               reimbursement for advances.

See "Description of the Certificates-- Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

         o     Distribution of interest to the
               interest-bearing senior certificates

         o     Distribution of principal to the
               Class A-P Certificates

         o     Distribution of principal to the
               remaining senior certificates
               entitled to principal

         o     Payment to master servicer for
               certain unreimbursed advances

          o    Distribution to the Class M
               Certificates in the following order:

         o     Interest to the Class M-1
               Certificates
         o     Principal to the Class M-1
               Certificates
         o     Interest to the Class M-2
               Certificates
         o     Principal to the Class M-2
               Certificates
         o     Interest to the Class M-3
               Certificates
         o     Principal to the Class M-3
               Certificates

Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

    o    the pass-through rate for that class of
         certificates multiplied by

    o the principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

    o    1/12th minus

    o    the share of some types of interest
         shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the distribution date in March 2009, all principal prepayments on the mortgage loans will be distributed among the senior certificates, other than the Class A-3, Class A-8, Class A-9 and Class A-V Certificates, unless the interest-bearing senior certificates then entitled to principal distributions are no longer outstanding. Not all outstanding senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 5.25%. The Class A-3 Certificates and Class A-V Certificates are not entitled to receive any principal distributions.

See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Most losses on the mortgage loans will be allocated in full to the first class listed below with a principal balance greater than zero:

     o    Class B-3

     o    Class B-2

     o    Class B-1

     o    Class M-3

     o    Class M-2

     o    Class M-1

When this occurs, the principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the certificate principal balances of the Class M Certificates and Class B Certificates have been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates, subject to the special rules mentioned below. Some losses allocable to the Class A-7 Certificates and Class A-8 Certificates will be allocated to the Class A-9 Certificates, as described in this prospectus supplement.

Not all losses will be allocated in the priority described in the third preceding paragraph.

Losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some losses related to the bankruptcy of a mortgagor will be allocated as described in the third preceding paragraph only up to specified amounts. Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates. Therefore, the Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these losses. In addition, the Class A-9 Certificates do not act as credit enhancement for the Class A-7 Certificates or Class A-8 Certificates for these losses.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 5.25%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS. All or a disproportionately large portion of principal prepayments and other unscheduled payments of principal will be allocated to the senior certificates as described in this prospectus supplement during the first nine years after the closing date. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the principal balances of the Class M Certificates and Class B Certificates for absorption of losses.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate principal balance of the mortgage loans is less than 10% of their aggregate principal balance as of the cut-off date after deducting payments due during the month of the cut-off date, the master servicer will have the option to:

     o   purchase from the trust all remaining
         mortgage loans, causing an early
         retirement of the certificates;
              or
     o   purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest as described in this prospectus supplement. However, any optional purchase of the remaining mortgage loans may result in a shortfall to the holders of the most subordinate classes of certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--

Termination; Retirement of Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause holders of the Class A-3 Certificates and Class A-V Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

When issued, the Class A, Class R and Class M-1 Certificates will, and the Class M-2 Certificates and Class M-3 Certificates will not, be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

The Class A Certificates and Class M Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in a real estate mortgage investment conduit and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:


RISK OF LOSS

The return on your                      The Servicemembers Civil Relief Act,
certificates could be reduced           formerly known as the Soldiers' and
by shortfalls due to the                Sailors' Civil Relief Act of 1940, or
Servicemembers Civil Relief             the Relief Act, provides relief to
Act.                                    borrowers who enter active military
                                        service and to borrowers in reserve
                                        status who are called to active duty
                                        after the origination of their mortgage
                                        loan. Current or future military
                                        operations may increase the number of
                                        citizens who are in active military
                                        service, including persons in reserve
                                        status who have been called or will be
                                        called to active duty. The Relief Act
                                        provides generally that a borrower who
                                        is covered by the Relief Act may not be
                                        charged interest on a mortgage loan in
                                        excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                                        The Relief Act also limits the ability
                                        of the servicer to foreclose on a
                                        mortgage loan during the borrower's
                                        period of active duty and, in some
                                        cases, during an additional three month
                                        period thereafter. As a result, there
                                        may be delays in payment and increased
                                        losses on the mortgage loans. Those
                                        delays and increased losses will be
                                        borne primarily by the class of
                                        certificates with a certificate
                                        principal balance greater than zero with the lowest payment priority.

                                        We do not know how many mortgage loans
                                        have been or may be affected by the
                                        application of the Relief Act.

                                        See "Certain Legal Aspects of Mortgage
                                        Loans--Soldiers' and Sailors' Civil
                                        Relief Act of 1940" in the prospectus.

The return on your                      Losses on the mortgage loans may occur
certificates may be affected            due to a wide variety of causes,
by losses on the mortgage               including a decline in real estate
loans, which could occur due            values, and adverse changes in the
to a variety of causes.                 borrower's financial condition. A
                                        decline in real estate values or
                                        economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your                      One risk of investing in mortgage-backed
certificates may be                     securities is created by any
particularly sensitive to               concentration of the related properties
changes in real estate markets          in one or more geographic regions.
in specific regions.                    Approximately 49.9% of the cut-off date
                                        principal balance of the mortgage loans
                                        are located in California. If the
                                        regional economy or housing market
                                        weakens in California, or in any other
                                        region having a significant
                                        concentration of properties underlying
                                        the mortgage loans, the mortgage loans
                                        in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

The return on your                      The only credit enhancement for the
certificates will be reduced            senior certificates will be the
if losses exceed the credit             subordination provided by the Class M
enhancement available to your           Certificates and Class B Certificates,
certificates.                           and with respect to the Class A-7
                                        Certificates and Class A-8 Certificates, the subordination provided by the Class
                                        A-9 Certificates. The only credit
                                        enhancement for the Class M Certificates will be the subordination provided by the Class B Certificates and by any class of Class M Certificates with a lower payment priority. You should also be aware that the credit enhancement provided for some types of losses is limited.

The value of your certificates          If the performance of the mortgage loans
may be reduced if losses are            is substantially worse than assumed by
higher than expected.                   the rating agencies, the ratings of any
                                        class of the certificates may be lowered in the future. This would probably reduce the value of those certificates.
                                        Neither the depositor, the master
                                        servicer nor any other entity will have
                                        any obligation to supplement any credit
                                        enhancement, or to take any other action to maintain any rating of the certificates.

LIMITED OBLIGATIONS

Payments on the mortgage loans          The certificates represent interests
are the primary source of               only in the RFMSI Series 2004-S1 Trust.
payments on your certificates.          The certificates do not represent an
                                        ownership interest in or obligation of
                                        the depositor, the master servicer or
                                        any of their affiliates. If proceeds
                                        from the assets of the RFMSI Series
                                        2004-S1 Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.





LIQUIDITY RISKS

You may have to hold your               A secondary market for your certificates
certificates to maturity if             may not develop. Even if a secondary
their marketability is                  market does develop, it may not continue
limited.                                or it may be illiquid. Neither the
                                        underwriters nor any other person will
                                        have any obligation to make a secondary
                                        market in your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                                        Any class of offered certificates may
                                        experience illiquidity, although
                                        generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could            The transfer of the mortgage loans from
delay or reduce distributions           Residential Funding to the depositor is
on the certificates.                    intended by the parties to be and has
                                        been documented as a sale. However, if
                                        Residential Funding were to become
                                        bankrupt, a trustee in bankruptcy could
                                        attempt to recharacterize the sale of
                                        the mortgage loans as a loan secured by
                                        the mortgage loans or to consolidate the mortgage loans with the assets of Residential Funding. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

The yield on your certificates          The yield to maturity on each class of
will vary depending on various          offered certificates will depend on a
factors.                                variety of factors, including:

                                        o the rate and timing of principal
                                          payments on the mortgage loans,
                                          including prepayments, defaults and
                                          liquidations, and repurchases due to
                                          breaches of representations or
                                          warranties;

                                        o the allocation of principal payments
                                          among the various classes of offered
                                          certificates;

                                        o realized losses and interest
                                          shortfalls;

                                        o the pass-through rate for that class;
                                          and

                                        o the purchase price of that class.

                                        The rate of prepayments is one of the
                                        most important and least predictable of
                                        these factors.

                                        In general, if you purchase a
                                        certificate at a price higher than its
                                        outstanding certificate principal
                                        balance and principal distributions on
                                        your certificate occur faster than you
                                        assumed at the time of purchase, your
                                        yield will be lower than you
                                        anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the          Since mortgagors, in most cases, can
mortgage loans will vary                prepay their mortgage loans at any time,
depending on future market              the rate and timing of principal
conditions and other factors.           distributions on the offered
                                        certificates are highly uncertain.
                                        Generally, when market interest rates
                                        increase, borrowers are less likely to
                                        prepay their mortgage loans. This could
                                        result in a slower return of principal
                                        to you at a time when you might have
                                        been able to reinvest your funds at a
                                        higher rate of interest than the
                                        pass-through rate on your class of
                                        certificates. On the other hand, when
                                        market interest rates decrease,
                                        borrowers are generally more likely to
                                        prepay their mortgage loans. This could
                                        result in a faster return of principal
                                        to you at a time when you might not be
                                        able to reinvest your funds at an
                                        interest rate as high as the
                                        pass-through rate on your class of
                                        certificates.

                                        Refinancing programs, which may involve
                                        soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

The yield on your certificates          The offered certificates of each class
will be affected by the                 have different yield considerations and
specific terms that apply to            different sensitivities to the rate and
that class, discussed below.            timing of principal distributions. The
                                        following is a general discussion of
                                        yield considerations and prepayment
                                        sensitivities of each class.

  Class A Certificates                  The Class A Certificates are subject to
                                        various priorities for payment of
                                        principal. Distributions of principal on the Class A Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A
                                        Certificates with a later priority of
                                        payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by the credit enhancement.

                                        See "Description of the Certificates--
                                        Principal Distributions on the Senior
                                        Certificates" in this prospectus
                                        supplement.

  Class A-1, Class A-2, Class           Based on the structuring assumptions
  A-4 and Class A-5 Certificates        described in this prospectus supplement,
                                        the Class A-1, Class A-2, Class A-4 and
                                        Class A-5 Certificates are structured so that principal payments in the aggregate will be made in accordance with the table entitled "Aggregate Planned
                                        Principal Balances and Planned Principal
                                        Balances" in this prospectus supplement, but only if the mortgage loans prepay at a rate within a constant range. If prepayments occur at a rate below that range, the weighted average lives of the Class A-1, Class A-2, Class A-4 and
                                        Class A-5 Certificates will be extended.
                                        On the other hand, if prepayments occur
                                        at a rate above that range, the weighted average lives of the Class A-1, Class
                                        A-2, Class A-4 and Class A-5
                                        Certificates will be reduced.

  Class A-2 and Class A-3               The interest rate on the Class A-2
  Certificates                          Certificates will vary with LIBOR. The
                                        interest rate on the Class A-3
                                        Certificates will vary inversely with
                                        LIBOR. Therefore, the yields to
                                        investors on the Class A-2 and Class A-3
                                        Certificates will be sensitive to
                                        fluctuations of LIBOR.

  Class A-3 Certificates                Investors in the Class A-3 Certificates
                                        should be aware that the yield on the
                                        Class A-3 Certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yield to investors in the Class A-3
                                        Certificates and could result in their
                                        failure to fully recover their initial
                                        investments.

  Class A-6 Certificates                The Class A-6 Certificates may receive
                                        small or large distributions of
                                        principal on each distribution date to
                                        the extent necessary to stabilize
                                        principal distributions on the Class
                                        A-1, Class A-2, Class A-4 and Class A-5
                                        Certificates. Due to the nature of the
                                        Class A-6 Certificates, these
                                        certificates will likely experience
                                        price and yield volatility. Investors
                                        should consider whether this volatility
                                        is suitable to their investment needs.

  Class A-6 Certificates and            Because the Class A-6 Certificates and
  Class A-7 Certificates                Class A-7 Certificates are not entitled
                                        to receive any distributions of interest for some period of time, these certificates will likely experience significant price and yield volatility.
                                        Investors should consider whether this
                                        volatility is suitable to their
                                        investment needs.

  Class A-7, Class A-8 and Class        Investors in the Class A-9 Certificates
  A-9 Certificates                      should be aware that after the principal
                                        balance of the Class M Certificates and
                                        Class B Certificates have been reduced
                                        to zero, certain losses on the mortgage
                                        loans otherwise allocable to the Class
                                        A-7 Certificates and Class A-8
                                        Certificates will be allocated to the
                                        Class A-9 Certificates as described in
                                        this prospectus supplement. Therefore,
                                        the yield to maturity on the Class A-9
                                        Certificates will be extremely sensitive to certain losses otherwise allocable to the Class A-7 Certificates and Class A-8
                                        Certificates.

  Class A-8 Certificates and            It is not expected that the Class A-8
  Class A-9 Certificates                Certificates and Class A-9 Certificates
                                        will receive any distributions of
                                        principal until the distribution date in March 2009. Until the distribution date in March 2013, the Class A-8
                                        Certificates and Class A-9 Certificates
                                        may receive a portion of principal
                                        payments that is smaller than their pro
                                        rata share of principal payments on the
                                        mortgage loans.

  Class A-P Certificates                The Class A-P Certificates will receive
                                        a portion of the principal payments only on the mortgage loans that have net mortgage rates lower than 5.25%.
                                        Therefore, the yield on the Class A-P
                                        Certificates is extremely sensitive to
                                        the rate and timing of principal
                                        prepayments and defaults on the mortgage loans that have net mortgage rates lower than 5.25%.

                                        Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than 5.25% occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

  Class A-V Certificates                The Class A-V Certificates will receive
                                        a portion of the interest payments only
                                        from mortgage loans that have net
                                        mortgage rates higher than 5.25%.
                                        Therefore, the yield on the Class A-V
                                        Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans that have net mortgage rates higher than 5.25%.

                                        Mortgage loans with higher mortgage
                                        rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than 5.25% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class A-V Certificates will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than 5.25% could result in the failure of such investors to fully recover their investments.

  Class M Certificates                  The yield to investors in each class of
                                        the Class M Certificates will be
                                        sensitive to the rate and timing of
                                        losses on the mortgage loans, if those
                                        losses are not covered by a more
                                        subordinate class of Class M
                                        Certificates or the Class B
                                        Certificates.

                                        It is not expected that the Class M
                                        Certificates will receive any
                                        distributions of principal prepayments
                                        until the distribution date in March
                                        2009. Until the distribution date in
                                        March 2013, all or a disproportionately
                                        large portion of principal prepayments
                                        on the mortgage loans may be allocated
                                        to the senior certificates as described
                                        in this prospectus supplement, and none
                                        or a disproportionately small portion of principal prepayments may be paid to the holders of the Class M Certificates and Class B Certificates. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

The recording of mortgages in           The mortgages or assignments of mortgage
the name of MERS may affect             for some of the mortgage loans have been
the yield on the certificates.          or may be recorded in the name of
                                        Mortgage Electronic Registration
                                        Systems, Inc., or MERS, solely as
                                        nominee for the originator and its
                                        successors and assigns. Subsequent
                                        assignments of those mortgages are
                                        registered electronically through the
                                        MERS(R) System. However, if MERS
                                        discontinues the MERS(R) System and it
                                        becomes necessary to record an
                                        assignment of the mortgage to the
                                        trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

                                        The recording of mortgages in the name
                                        of MERS is a relatively new practice in
                                        the mortgage lending industry. Public
                                        recording officers and others in the
                                        mortgage industry may have limited, if
                                        any, experience with lenders seeking to
                                        foreclose mortgages, assignments of
                                        which are registered with MERS.
                                        Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                        For additional information regarding
                                        MERS and the MERS(R) System, see
                                        "Description of the Mortgage
                                        Pool--Mortgage Pool Characteristics" and
                                        "Certain Yield and Prepayment
                                        Considerations" in this prospectus
                                        supplement and "Description of the
                                        Certificates--Assignment of Trust
                                        Assets" in the prospectus.

                                 INTRODUCTION

         The depositor will establish a trust with respect to Series 2004-S1 on the closing date, under a series supplement, dated as of February 1, 2004, to the standard terms of pooling and servicing agreement, dated as of February 1, 2004, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than 30 years.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 658 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately $307,697,725. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated.

         All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of approximately 25.2% of the mortgage loans, which were purchased by the depositor through its affiliate, Residential Funding, from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer. Approximately 12.9% of the mortgage loans were purchased from and are being subserviced by, Provident Funding Associates, L.P., an unaffiliated seller. Except as described in the preceding sentence, no unaffiliated seller sold more than approximately 7.9% of the mortgage loans to Residential Funding. Approximately 76.9% of the mortgage loans are being subserviced by HomeComings Financial Network, Inc.

         Approximately 0.6% of the mortgage loans were originated by Capitol Commerce Mortgage Company. Capitol Commerce closed its offices and ceased originating loans on or about August 14, 2003. To the knowledge of Residential Funding, Capitol Commerce has not filed for bankruptcy but such a filing may be made in the future.

         The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans. However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of that breach also constitutes fraud in the origination of such affected mortgage loan. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties, except to the extent that (i) the substance of any of its representations and warranties regarding a mortgage loan also constitutes fraud in the origination of the mortgage loan or (ii) the seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the sellers to the limited extent described above. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the prospectus.

         A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses; Subordination."

MORTGAGE POOL CHARACTERISTICS

         None of the mortgage loans will have been originated prior to November 15, 2002 or will have a maturity date later than February 1, 2034. No mortgage loan will have a remaining term to maturity as of the cut-off date of less than 135 months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately 357 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately 359 months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, 78.9% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

         None of the mortgage loans are subject to the Homeownership and Equity Protection Act of 1994. With the exception of mortgage loans secured by mortgaged property in the State of New Jersey, none of the mortgage loans in the mortgage pool are mortgage loans that are generally referred to as "high-cost" or "covered" loans under applicable state laws that expressly provide for assignee liability. None of the mortgage loans in the mortgage pool secured by mortgaged property in the State of New Jersey are considered "high-cost home loans" under the New Jersey Home Ownership Security Act of 2002, or the New Jersey Act. None of the non-purchase money mortgage loans secured by mortgaged property in the State of New Jersey are considered "covered home loans" under the New Jersey Act. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the prospectus.

         As of the cut-off date, none of the mortgage loans will be one month or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

         None of the mortgage loans is a Buy-Down Mortgage Loan.

         No mortgage loan provides for deferred interest or negative amortization.

         None of the mortgage loans will have been made to international borrowers.

         Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

         Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, and are rounded to the nearest dollar.

                            CREDIT SCORE DISTRIBUTION

                                                                                                                WEIGHTED
                                      NUMBER OF       PRINCIPAL          PERCENTAGE OF   AVERAGE PRINCIPAL   AVERAGE LOAN-TO-
CREDIT SCORE RANGE                  MORTGAGE LOANS     BALANCE          MORTGAGE LOANS       BALANCE           VALUE RATIO
-----------------------------       --------------  ------------       ----------------  -----------------  -----------------
620 -  639................               11          $4,767,929               1.55%          $433,448            66.87%
640 -  659................               11           5,509,963               1.79            500,906            66.98
660 -  679................               29          12,486,598               4.06            430,572            71.73
680 -  699................               79          37,294,462              12.12            472,082            67.97
700 -  719................               84          38,943,292              12.66            463,611            65.36
720 -  739................               95          44,765,077              14.55            471,211            68.37
740 -  759................              107          50,875,437              16.53            475,471            66.58
760 -  779................              133          63,315,416              20.58            476,056            65.11
780 -  799................               88          39,996,162              13.00            454,502            67.04
800 or greater............               21           9,743,388               3.17            463,971            69.30
                                       ----        ------------           --------          ---------            -----
     Total................              658        $307,697,725             100.00%          $467,626            66.92%
                                        ===        ============             ======

         As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 739.

                                 MORTGAGE RATES

                              NUMBER OF                    PERCENTAGE OF                        WEIGHTED        WEIGHTED
                              MORTGAGE        PRINCIPAL      MORTGAGE      AVERAGE PRINCIPAL    AVERAGE       AVERAGE LOAN-
MORTGAGE RATES (%)              LOANS          BALANCE        LOANS             BALANCE       CREDIT SCORE    TO-VALUE RATIO
------------------------     -----------     ------------  -------------  ------------------ ------------   -----------------
5.375 -  5.499.......              5          $2,255,136         0.73%          $451,027            712           74.22%
5.500 -  5.624.......             16           8,717,042         2.83            544,815            745           58.19
5.625 -  5.749.......             29          15,820,402         5.14            545,531            733           64.41
5.750 -  5.874.......             62          30,691,032         9.97            495,017            743           65.04
5.875 -  5.999.......            163          74,609,647        24.25            457,728            737           66.07
6.000 -  6.124.......            142          67,097,162        21.81            472,515            746           67.13
6.125 -  6.249.......            121          55,357,581        17.99            457,501            736           68.55
6.250 -  6.374.......             72          32,569,521        10.58            452,354            733           68.35
6.375 -  6.499.......             22           9,104,564         2.96            413,844            729           71.49
6.500 -  6.624.......             15           5,831,700         1.90            388,780            736           74.63
6.625 -  6.749.......              6           2,642,178         0.86            440,363            729           68.65
6.750 -  6.874.......              5           3,001,761         0.98            600,352            762           59.85
                               -----     ---------------     --------            -------            ---           -----
     Total...........            658        $307,697,725       100.00%          $467,626            739           66.92%
                                 ===        ============       ======

         As of the cut-off date, the weighted average mortgage rate will be approximately 5.9904% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                                                 WEIGHTED
                                       NUMBER OF                    PERCENTAGE OF   AVERAGE        WEIGHTED      AVERAGE
                                       MORTGAGE       PRINCIPAL        MORTGAGE    PRINCIPAL       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE           LOANS          BALANCE         LOANS       BALANCE      CREDIT SCORE   VALUE RATIO
------------------------------        -----------  --------------   -------------- ---------    -------------- --------------
$           0 -    100,000....              3          $208,893          0.07%       $69,631          722         75.74%
      100,001 -    200,000....             15         2,086,047          0.68        139,070          730         67.34
      200,001 -    300,000....             13         3,071,387          1.00        236,261          737         66.89
      300,001 -    400,000....            224        82,729,428         26.89        369,328          738         68.96
      400,001 -    500,000....            181        81,939,315         26.63        452,703          741         66.58
      500,001 -    600,000....            137        74,719,055         24.28        545,395          742         69.40
      600,001 -    700,000....             49        31,164,010         10.13        636,000          721         66.09
      700,001 -    800,000....             10         7,437,537          2.42        743,754          741         67.03
      800,001 -    900,000....              9         7,686,118          2.50        854,013          741         56.24
      900,001 -  1,000,000....             17        16,655,935          5.41        979,761          742         53.64
                                          ---      ------------        ------        -------          ---         -----
      Total...................            658      $307,697,725        100.00%      $467,626          739         66.92
                                          ===      ============        ======

         As of the cut-off date, the average unpaid principal balance will be approximately $467,626.


                               ORIGINAL LTV RATIOS

                                      NUMBER OF       PRINCIPAL       PERCENTAGE OF    AVERAGE PRINCIPAL    WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)              MORTGAGE LOANS     BALANCE        MORTGAGE LOANS        BALANCE            CREDIT SCORE
------------------------------     ---------------- -------------    ----------------- ------------------- -------------------
 0.01 -  50.00............                 79        $41,195,878             13.39%         $521,467               746
50.01 -  55.00.............                42         18,594,066              6.04           442,716               749
55.01 -  60.00.............                52         25,825,493              8.39           496,644               742
60.01 -  65.00.............                74         35,799,066             11.63           483,771               736
65.01 -  70.00.............               101         49,869,822             16.21           493,761               727
70.01 -  75.00.............                80         33,829,460             10.99           422,868               726
75.01 -  80.00.............               213         96,208,982             31.27           451,685               744
80.01 -  85.00.............                 3          1,091,085              0.35           363,695               720
85.01 -  90.00.............                11          4,293,289              1.40           390,299               734
90.01 -  95.00.............                 3            990,584              0.32           330,195               752
                                          ---       ------------            ------         ---------               ---
     Total.................               658       $307,697,725            100.00%         $467,626               739
                                          ===       ============            ======

         The weighted average LTV ratio at origination of the mortgage loans will be approximately 66.92%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              NUMBER OF                                                            WEIGHTED        WEIGHTED
                              MORTGAGE       PRINCIPAL        PERCENTAGE OF   AVERAGE PRINCIPAL     AVERAGE      AVERAGE LOAN-
STATE                           LOANS         BALANCE         MORTGAGE LOANS        BALANCE      CREDIT SCORE   TO-VALUE RATIO
--------------------------   -----------   --------------    ----------------- -----------------  ------------  ---------------
California..............         330        $153,516,046            49.89%         $465,200           740          65.68%
Illinois................          32          16,643,993             5.41           520,125           733          57.85
Virgina.................          32          15,134,554             4.92           472,955           748          73.66
Texas...................          29          15,029,055             4.88           518,243           746          71.64
Massachusetts...........          24          12,447,276             4.05           518,636           729          62.83
New Jersey..............          20           9,870,559             3.21           493,528           720          68.31
Other...................         191          85,056,243            27.64           445,321           738          69.35
                                 ---      --------------          -------           -------           ---          -----
     Total..............         658        $307,697,725           100.00%         $467,626           739          66.92%
                                 ===        ============           ======

---------

"Other" includes states and the District of Columbia with under 3% concentrations individually.

         No more than 0.9% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Illinois and no more than 0.9% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Illinois.


                                        LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                  PERCENTAGE
                                    NUMBER OF                         OF         AVERAGE        WEIGHTED        WEIGHTED
                                    MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       AVERAGE      AVERAGE LOAN-
LOAN PURPOSE                         LOANS          BALANCE          LOANS       BALANCE      CREDIT SCORE   TO-VALUE RATIO
-----------------------------     ------------ ----------------- ------------- ------------- -------------- ----------------
Purchase....................           233        $109,957,287        35.74%      $471,920          748           72.64%
Rate/Term Refinance.........           313         148,577,851        48.29        474,690          736           64.86
Equity Refinance............           112          49,162,587        15.98        438,952          728           60.36
                                       ---      --------------      -------        -------          ---           -----
     Total..................           658        $307,697,725       100.00%      $467,626          739           66.92%
                                       ===        ============       ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                   PERCENTAGE
                                   NUMBER OF                           OF          AVERAGE         WEIGHTED        WEIGHTED
                                   MORTGAGE         PRINCIPAL       MORTGAGE      PRINCIPAL        AVERAGE       AVERAGE LOAN-
DOCUMENTATION TYPE                  LOANS            BALANCE          LOANS        BALANCE       CREDIT SCORE   TO-VALUE RATIO
-------------------------------  -------------   --------------- -------------- -------------  -------------- ----------------
Full Documentation..........           540        $255,033,711        82.88%      $472,285          738           69.09%
Reduced Documentation.......           118          52,664,015        17.12        446,305          742           56.44
                                       ---          ----------      -------        -------          ---           -----
     Total..................           658        $307,697,725       100.00%      $467,626          739           66.92%
                                       ===        ============       ======

         No more than 53.4% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

         Approximately 4.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                   PERCENTAGE
                                   NUMBER OF                           OF          AVERAGE       WEIGHTED       WEIGHTED
                                   MORTGAGE         PRINCIPAL       MORTGAGE      PRINCIPAL       AVERAGE     AVERAGE LOAN-
OCCUPANCY TYPE                       LOANS           BALANCE          LOANS        BALANCE      CREDIT SCORE  TO-VALUE RATIO
------------------------------    -----------  ----------------- --------------- ------------ --------------- ---------------
Primary Residence...........           649        $303,359,580        98.59%       $467,426          738          66.87%
Second/Vacation.............             9           4,338,146         1.41         482,016          759          70.27
                                     -----     ---------------     --------         -------          ---          -----
     Total..................           658        $307,697,725       100.00%       $467,626          739          66.92%
                                       ===        ============       ======


                            MORTGAGED PROPERTY TYPES

                                                                                                   WEIGHTED       WEIGHTED
                                          NUMBER OF                   PERCENTAGE OF    AVERAGE      AVERAGE       AVERAGE
                                          MORTGAGE      PRINCIPAL        MORTGAGE     PRINCIPAL     CREDIT       LOAN-TO-
PROPERTY TYPE                              LOANS         BALANCE           LOANS       BALANCE       SCORE      VALUE RATIO
--------------------------------------  ------------ ---------------  -------------- ----------- -------------- --------------
Single-family detached.............          497      $230,867,688        75.03%      $464,523         738        66.94%
Planned Unit Developments
(detached).........................          141        67,876,011        22.06        481,390         741        67.29
Townhouse                                      6         3,128,911         1.02        521,485         740        61.88
Two- to four-family units..........            3         2,212,167         0.72        737,389         724        56.29
Condo Low-Rise (less than 5
stories)...........................            6         2,021,117         0.66        336,853         716        69.69
Planned Unit Developments
(attached).........................            3           825,952         0.27        275,317         734        78.53
Condo High-Rise (9 stories or
more)..............................            2           765,880         0.25        382,940         786        60.70
                                             ---      ------------       ------       --------         ---        -----
     Total.........................          658      $307,697,725       100.00%      $467,626         739        66.92%
                                             ===      ============       ======

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                    WEIGHTED     WEIGHTED
                                        NUMBER OF                     PERCENTAGE OF    AVERAGE       AVERAGE     AVERAGE
                                         MORTGAGE      PRINCIPAL         MORTGAGE     PRINCIPAL      CREDIT      LOAN-TO-
NET MORTGAGE RATE (%)                     LOANS         BALANCE           LOANS        BALANCE        SCORE     VALUE RATIO
-----------------------------------    ------------  ---------------  -------------- -----------  ------------ --------------
5.095............................            5          $2,255,136         0.73%       $451,027        712        74.22%
5.220............................           16           8,717,042         2.83         544,815        745        58.19
                                            --         -----------         ----       ---------        ---        -----
     Total.......................           21         $10,972,178         3.57%       $522,485        738        61.48%
                                            ==         ===========         ====

         As of the cut-off date, the weighted average of the Discount Fractions of the Discount Mortgage Loans will be approximately 1.06079098%.


PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each mortgage loan with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary insurance policies were issued by Mortgage Guaranty Insurance Corporation, Radian F/K/A Commonwealth, PMI Mortgage Insurance Company, Triad Guaranty, Amerin, United Guaranty Residential Ins. Co. or General Electric Mortgage Insurance Company which together are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Mortgage Loans" in the prospectus.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due during the month of the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.



                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series 2004-S1 Mortgage Pass-Through Certificates will include the following fourteen classes of Senior Certificates:

         o  Class A-1 Certificates;

         o  Class A-2 Certificates, or the Floater Certificates;

         o Class A-3 Certificates, or the Inverse Floater Certificates, and together with the Floater Certificates, the Adjustable Rate Certificates;

         o Class A-4 Certificates, collectively with the Class A-1 Certificates and Class A-2 Certificates, the PAC I Certificates;

         o  Class A-5 Certificates, or the PAC II Certificates;

         o  Class A-6 Certificates, or the Accrual Companion Certificates;

         o Class A-7 Certificates, together with the Class A-6 Certificates, the Accrual Certificates;

         o Class A-8 Certificates, together with the Class A-7 Certificates, the Super Senior Certificates;

         o Class A-9 Certificates, the Senior Support Certificates, and together with the Class A-8 Certificates, the Lockout Certificates;

         o Class A-10 Certificates, collectively with the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-6 Certificates, the Accretion Directed Certificates;

         o  Class A-P Certificates, the Principal Only Certificates;

         o Class A-V Certificates, the Variable Strip Certificates, and together with the Class A-3 Certificates, the Interest Only Certificates; and

         o Class R-I Certificates and Class R-II Certificates, together the Residual Certificates.

         In addition to the Senior Certificates, the Series 2004-S1 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates. Only the Senior Certificates and the Class M Certificates are offered hereby. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

         o    the mortgage loans;

         o the assets that are from time to time identified as deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

         o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

         o any applicable primary insurance policies and primary hazard insurance policies; and

         o    all proceeds of any of the foregoing.

         The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately 97.50% in the trust. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.30%, 0.45%, 0.30%, 0.20%, 0.15% and 0.10%, respectively, in the trust.

         The Senior Certificates, other than the Class A-P, Variable Strip and Residual Certificates, and the Class M Certificates will be available only in book-entry form through facilities of The Depository Trust Company, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates, other than the Class A-3 Certificates, will be issued in minimum denominations of $25,000, or $250,000 in the case of the Class M-2 Certificates and Class M-3 Certificates, and integral multiples of $1 in excess thereof. The Class A-3 Certificates will be issued in minimum denominations of $25,000 notional amount and integral multiples of $1 in excess thereof. The Class A-P Certificates will be issued in registered, certificated form in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof, except for one Class A-P Certificate evidencing the sum of an authorized denomination thereof and the remainder of the aggregate initial Certificate Principal Balance of such class of certificates. The Variable Strip Certificates and Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Class R-I Certificate and one Class R-II Certificate, as otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

         The DTC registered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement:

         o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

         o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

         General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related DTC registered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the related DTC registered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the related DTC registered certificates, it is anticipated that the only registered certificateholder of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of DTC registered certificates among participants and to receive and transmit distributions of principal of, and interest on, the DTC registered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the DTC registered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the DTC registered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the DTC registered certificates.

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

         Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         For additional information regarding DTC, and the certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         200% PSA AMOUNT -- With respect to any distribution date, the amount set forth in the related table set forth in Appendix A hereto with respect to such distribution date. The amounts set forth in such table were derived using the structuring assumptions set forth in this prospectus supplement and assuming prepayments on the mortgage loans occur each month at a constant level of 200% PSA.

         300% PSA AMOUNT -- With respect to any distribution date, the amount set forth in the related table set forth in Appendix A hereto with respect to such distribution date. The amounts set forth in such table were derived using the structuring assumptions set forth in this prospectus supplement and assuming prepayments on the mortgage loans occur each month at a constant level of 300% PSA.

         ACCRETION TERMINATION DATE -- The Class A-6 Accretion Termination Date or the Class A-7 Accretion Termination Date.

         ACCRUAL DISTRIBUTION AMOUNT -- The Class A-6 Accrual Distribution Amount or the Class A-7 Accrual Distribution Amount.

         ACCRUED CERTIFICATE INTEREST -- With respect to any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls, if any, allocated thereto for that distribution date to the extent not covered with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates (and with respect to the Super Senior Certificates, by the subordination provided by the Senior Support Certificates) and, with respect to the Class M Certificates to the extent not covered by the subordination provided by the Class B Certificates and any class or classes of Class M Certificates having a lower payment priority, including in each case:

         (i) any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

         (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses not allocated through subordination;

         (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

         (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class M Certificates and the Senior Support Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE DISTRIBUTION AMOUNT -- For any distribution date, an amount equal to the aggregate of:

         o the aggregate amount of scheduled payments on the mortgage loans due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

         o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

         o all Advances made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

          In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the day in the month of that distribution date on which scheduled payments are due on the mortgage loans and the determination date is the second business day prior to that distribution date.

         CAPITALIZATION REIMBURSEMENT AMOUNT -- With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date and reimbursed to the master servicer or servicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans.

         CAPITALIZATION REIMBURSEMENT SHORTFALL AMOUNT -- With respect to any distribution date, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the Available Distribution Amount for that distribution date.

         CERTIFICATE PRINCIPAL BALANCE -- For any offered certificate, other than the Interest Only Certificates, as of any date of determination, an amount equal to (x) the initial Certificate Principal Balance of that certificate, plus
(y) in the case of the Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of that class of Accrual Certificates on each distribution date on or prior to the applicable Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided that, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates outstanding with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates with a Certificate Principal Balance greater than zero with the lowest payment priority shall be reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

         CLASS A-6 ACCRETION TERMINATION DATE -- The earlier to occur of (i) the distribution date on which the aggregate of the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

         CLASS A-6 ACCRUAL DISTRIBUTION AMOUNT -- On each distribution date preceding the Class A-6 Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Class A-6 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-6 Certificates to the extent such amount is required to be distributed to the holders of the Class A-5 Certificates as principal in reduction of the Certificate Principal Balance of the Class A-5 Certificates; the remaining amount of Accrued Certificate Interest on the Class A-6 Certificates, if any, will be paid to such certificates as principal. The amount that is added to the Certificate Principal

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Balance of the Class A-6 Certificates will accrue interest at a rate of 5.25%
per annum. On each distribution date on or after the Class A-6 Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-6 Certificates for that date will be payable to the holders of the Class A-6 Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balance of the Class A-5 Certificates to zero on the Class A-6 Accretion Termination Date; provided, however, that if the Class A-6 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-6 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-6 Certificates to the extent of Accrued Certificate Interest on that class of certificates on the related distribution date.

         CLASS A-6 ALLOCATION PERCENTAGE -- With respect to any distribution date, the greater of (a) zero and (b) the fraction, expressed as a percentage, the numerator of which is the excess, if any, of (i) the 200% PSA Amount over
(ii) the aggregate Stated Principal Balance of the mortgage loans after reductions for such distribution date, and the denominator of which is the excess, if any, of (i) the 200% PSA Amount over (ii) the 300% PSA Amount.

         CLASS A-7 ACCRETION TERMINATION DATE -- The earlier to occur of (i) the distribution date on which the Certificate Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-10 Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

         CLASS A-7 ACCRUAL DISTRIBUTION AMOUNT -- On each distribution date preceding the Class A-7 Accretion Termination Date, an amount equal to the aggregate amount of Accrued Certificate Interest on the Class A-7 Certificates for such date which will be added to the Certificate Principal Balance of the Class A-7 Certificates to the extent such amount is required to be distributed to the holders of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-10 Certificates, in the manner and priority set forth in this prospectus supplement, as principal in reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-10 Certificates; the remaining amount of Accrued Certificate Interest on the Class A-7 Certificates, if any, will be paid to such certificates as principal. The amount that is added to the Certificate Principal Balance of the Class A-7 Certificates will accrue interest at a rate of 5.25% per annum. On each distribution date on or after the Class A-7 Accretion Termination Date, the entire Accrued Certificate Interest on the Class A-7 Certificates for that date will be payable to the holders of the Class A-7 Certificates as interest, to the extent not required to fully reduce the Certificate Principal Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-10 Certificates to zero on the Class A-7 Accretion Termination Date; provided, however, that if the Class A-7 Accretion Termination Date is the Credit Support Depletion Date, the entire Class A-7 Accrual Distribution Amount for that date will be payable as interest to the holders of the Class A-7 Certificates to the extent of Accrued Certificate Interest on that class of certificates on the related distribution date.

         CLASS A-P COLLECTION SHORTFALL -- With respect to each Final Disposition of a Discount Mortgage Loan in connection with each distribution date or any prior distribution date, the extent that the amount included under clause (iii) of the definition of Class A-P Distribution Amount for that distribution date was less than the amount described in (a) under clause (iii) of the definition of Class A-P Distribution Amount. Notwithstanding any other provision of this prospectus supplement, any distribution relating to any Class A-P Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates, shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-1 Certificates and Class B-2 Certificates and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

         CLASS A-P DISTRIBUTION AMOUNT -- On each distribution date, a distribution allocable to principal made to holders of the Principal Only Certificates from the Available Distribution Amount remaining after the Senior Interest Distribution Amount, other than the Accrual Distribution Amounts, is distributed, equal to the aggregate of:

                  (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

                  (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

                  (v) an amount equal to the aggregate of the Class A-P Collection Shortfalls, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds (as described in the definition of Eligible Funds) on any distribution date; minus

                  (vi) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan.

         CLASS M PERCENTAGE -- With respect to the Class M-1, Class M-2 and Class M-3 Certificates and any distribution date, a percentage that will initially equal approximately 1.30%, 0.45% and 0.30%, respectively, and each will in no event exceed 100%. The Class M-1, Class M-2 and Class M-3 Percentages will each be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan, immediately prior to that distribution date. The initial Class M-1, Class M-2 and Class M-3 Percentages are greater than the initial percentage interests in the trust evidenced by the Class M-1, Class M-2 and Class M-3 Certificates, respectively, because the Class M-1, Class M-2 and Class M-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         CREDIT SUPPORT DEPLETION DATE -- The first distribution date on which the Senior Percentage equals 100%.

         DISCOUNT FRACTION -- With respect to each Discount Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is 5.25% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 5.25%. The Class A-P Certificates will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

         DISCOUNT MORTGAGE LOAN -- Any mortgage loan with a Net Mortgage Rate less than 5.25% per annum.

         DUE PERIOD -- With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE FUNDS -- On any distribution date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, determined without regard to clause (iv) of its definition, the Class A-P Distribution Amount, determined without regard to clause (v) of its definition, and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

         EXCESS BANKRUPTCY LOSSES--Bankruptcy Losses in excess of the Bankruptcy Amount.

         EXCESS FRAUD LOSSES -- Fraud Losses in excess of the Fraud Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES --Special Hazard Losses in excess of the Special Hazard Amount.

         EXCESS SUBORDINATE PRINCIPAL AMOUNT -- With respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates then outstanding with a Certificate Principal Balance greater than zero is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or


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



those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Distribution Amount."

         FINAL DISPOSITION -- With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INTEREST ACCRUAL PERIOD -- For all classes of certificates, other than the Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest Accrual Period for the Adjustable Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

         LOCKOUT PERCENTAGE -- For any distribution date occurring prior to the distribution date in March 2009, 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

                  o for any distribution date during the sixth year after the closing date, 30%;
                  o for any distribution date during the seventh year after the closing date, 40%;
                  o for any distribution date during the eighth year after the closing date, 60%;
                  o for any distribution date during the ninth year after the closing date, 80%; and
                  o        for any distribution date thereafter, 100%.

         NON-DISCOUNT MORTGAGE LOAN --The mortgage loans other than the Discount Mortgage Loans.

         NOTIONAL AMOUNT -- As of any date of determination, the Notional Amount of the Class A-3 Certificates is equal to the Certificate Principal Balance of the Class A-2 Certificates. The initial Notional Amount of the Class A-3 Certificates is approximately $16,685,937. As of any date of determination, the Notional Amount of the Variable Strip Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans immediately prior to that date. Reference to a Notional Amount with respect to any Interest Only Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         RECORD DATE -- With respect to each distribution date and each class of offered certificates, other than the Adjustable Rate Certificates, the close of business on the last business day of the month next preceding the month in which the related Distribution Date occurs. With respect to each distribution date and the Adjustable Rate Certificates, the close of business on the business day prior to that distribution date.

         SENIOR ACCELERATED DISTRIBUTION PERCENTAGE -- For any distribution date occurring prior to the distribution date in March 2009, 100%. The Senior Accelerated Distribution Percentage for any distribution date occurring after the first five years following the closing date will be as follows:

                  o for any distribution date during the sixth year after the closing date, the Senior Percentage for that distribution date plus 70% of the Subordinate Percentage for that distribution date;

                  o for any distribution date during the seventh year after the closing date, the Senior Percentage for that distribution date plus 60% of the Subordinate Percentage for that distribution date;

                  o for any distribution date during the eighth year after the closing date, the Senior Percentage for that distribution date plus 40% of the Subordinate Percentage for that distribution date;

                  o for any distribution date during the ninth year after the closing date, the Senior Percentage for that distribution date plus 20% of the Subordinate Percentage for that distribution date; and

                  o for any distribution date thereafter, the Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

         Any scheduled reduction to the Senior Accelerated Distribution Percentage shall not be made as of any distribution date unless either:

                  (a)(i)(X) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

                  (b)(i) the outstanding principal balance of mortgage loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 4%, and

                  (ii) Realized Losses on the mortgage loans to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the Closing Date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         SENIOR INTEREST DISTRIBUTION AMOUNT -- The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date including the Accrual Distribution Amounts.

         SENIOR PERCENTAGE -- As of each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates, other than the Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans, other than the Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans, immediately prior to that distribution date. The Senior Percentage will initially equal approximately 97.50% and will in no event exceed 100%. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class A-P Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT -- With respect to any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and Class A-P Distribution Amount have been distributed and (b) the sum of:

                  (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

                           (1) the principal portion of all scheduled monthly
                  payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related

                  Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                           (2) the principal portion of all proceeds of the
                  repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                           (3) the principal portion of all other unscheduled
                  collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan;

                  (ii) in connection with the Final Disposition of a mortgage loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                           (1) the then-applicable Senior Percentage of the
                  Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

                           (2) the then-applicable Senior Accelerated
                  Distribution Percentage of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan, included in clause (iii) of the definition of Class A-P Distribution Amount;

                  (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

                  (iv) any Excess Subordinate Principal Amount for that distribution date; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates; minus

                  (vi) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the Senior Principal Distribution Amount, without giving effect to this clause
         (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

         SUBORDINATE PERCENTAGE -- As of any date of determination a percentage equal to 100% minus the Senior Percentage as of that date.

         SUBSEQUENT RECOVERIES -- Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         SUPER SENIOR OPTIMAL PERCENTAGE -- As to any distribution date on and after the Credit Support Depletion Date and each class of Super Senior Certificates, a percentage expressed as a fraction, the numerator of which is the Certificate Principal Balance of that class of Super Senior Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL PRINCIPAL DISTRIBUTION AMOUNT -- As to any distribution date on and after the Credit Support Depletion Date and each class of Super Senior Certificates, an amount equal to the product of (a) the then-applicable Super Senior Optimal Percentage and (b) the Senior Principal Distribution Amount.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, generally commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions, other than the Accrual Certificates, and commencing on the related Accretion Termination Date in the case of any class of Accrual Certificates.

         Holders of each class of Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date after distributions of interest and principal to the Senior Certificates, reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

         As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

         However, with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates or, in the case of the Super Senior Certificates, to the Senior Support Certificates, as described in this prospectus supplement, in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, or with respect to the Super Senior Certificates, shortfalls that are covered by the Senior Support Certificates, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

         These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

         On or prior to the distribution date on which the applicable Accretion Termination Date occurs, interest shortfalls allocated to any class of Accrual Certificates will reduce the amount that is added to the Certificate Principal Balance of that class of certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates, and will cause the Certificate Principal Balances of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. Because any interest shortfalls allocated to a class of Accrual Certificates will result in the Certificate Principal Balance of that class of certificates being less than it would otherwise be, the amount of Accrued Certificate Interest that will accrue on that class of certificates in the future and be available for distributions relating to principal on the related Accretion Directed Certificates, will be reduced.

         The pass-through rates on all classes of offered certificates, other than the Adjustable Rate, Variable Strip and Principal Only Certificates, are fixed and are listed on page S-5 of this prospectus supplement.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

                  (1) The pass-through rate on the Class A-2 Certificates with respect to the initial Interest Accrual Period is 1.49% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 0.40% plus LIBOR, with a maximum rate of 8.00% per annum and a minimum rate of 0.40% per annum.

                  (2) The pass-through rate on the Class A-3 Certificates with respect to the initial Interest Accrual Period is 6.51% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 7.60% minus LIBOR, with a maximum rate of 7.60% per annum and a minimum rate of 0.00% per annum.

         The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at (877) 722-1095.

         The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, as of the due date in the month preceding the month in which that distribution date occurs, of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 5.25%, but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage loans range between 0.00% and 1.17% per annum. The initial pass-through rate on the Variable Strip Certificates is 0.4142% per annum.

         As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

         At the option of the initial holder of the Variable Strip Certificates, any Variable Strip Certificate can be exchanged by that holder for one or more Variable Strip Certificates that represent, in the aggregate, the same Notional Amount, and the pass-through rate and Notional Amount of each Variable Strip Certificate so exchanged will be based on the pool strip rates and Stated Principal Balances of the mortgage loans corresponding to that Variable Strip Certificate.

DETERMINATION OF LIBOR

         LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

         On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that

Interest Accrual Period -- the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, 1.09%; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior Certificates, other than the Interest Only Certificates, will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amounts, a distribution allocable to principal equal to the Senior Principal Distribution Amount, the Class A-P Distribution Amount and the Accrual Distribution Amounts.

         Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, other than the Accrual Distribution Amounts, as follows:

                  (a) Prior to the occurrence of the Credit Support Depletion
         Date:

                           (i) the Class A-P Distribution Amount shall be distributed to the Class A-P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

                           (ii) an amount equal to the Class A-6 Accrual Distribution Amount shall be distributed to the Class A-5 Certificates, without regard to the applicable Planned Principal Balance set forth in the table below entitled "Aggregate Planned Principal Balances and Planned Principal Balances" for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                           (iii) an amount equal to the Class A-7 Accrual Distribution Amount shall be distributed to the following classes of certificates concurrently as follows:

                                    (A) approximately 53.7937498166% to the
                           Class A-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (B) approximately 46.2062501834% to the
                           following classes of certificates in the following manner and order of priority:

                                            (1) first, to the Class A-1, Class
                                    A-2 and Class A-4 Certificates, until the aggregate Certificate Principal Balance thereof has been reduced to the applicable Aggregate Planned Principal Balance set forth in the table below entitled "Aggregate Planned Principal Balances and Planned Principal Balances" for such distribution date in the following manner and order of priority:

                                                     (a) first, to the Class A-1
                                            Certificates and Class A-2
                                            Certificates, concurrently on a pro
                                            rata basis, until the Certificate
                                            Principal Balances thereof have been
                                            reduced to zero; and

                                                     (b) second, to the Class
                                            A-4 Certificates, until the
                                            Certificate Principal Balance
                                            thereof has been reduced to zero;

                                            (2) second, to the Class A-6
                                    Certificates, in an amount equal to the
                                    lesser of (a) 99.0% of the amount
                                    distributable under this clause (iii)(B) after the distribution in clause (1) above and (b) the Class A-6 Allocation Percentage of the amount distributable under this clause (iii)(B) after the distribution in clause (1) above for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (3) third, to the Class A-5
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to the applicable Planned Principal Balance set forth in the table below entitled "Aggregate Planned Principal Balances and Planned Principal Balances" for such distribution date;

                                            (4) fourth, to the Class A-6
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                            (5) fifth, to the Class A-5
                                    Certificates, without regard to the
                                    applicable Planned Principal Balance for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (6) sixth, to the Class A-1
                                    Certificates and Class A-2 Certificates, concurrently on a pro rata basis, without regard to the applicable Aggregate Planned Principal Balance for such distribution date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                            (7) seventh, to the Class A-4
                                    Certificates, without regard to the
                                    applicable Aggregate Planned Principal
                                    Balance for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                           (iv) the Senior Principal Distribution Amount shall be distributed to the Class R-I Certificates and Class R-II Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero;

                           (v) the balance of the Senior Principal Distribution Amount remaining after the distribution described in clause (iv) above, if any, shall be distributed to the Lockout Certificates, concurrently on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero, in an amount equal to the Lockout Percentage of the Lockout Certificates' pro rata share (based on the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates and Class R Certificates)) of the Senior Principal Distribution Amount;

                           (vi) the Senior Principal Distribution Amount remaining after the distributions described in clauses (iv) and (v) above, if any, shall be distributed to the following certificates concurrently as follows:

                                    (A) approximately 53.7937498166% to the
                           Class A-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                                    (B) approximately 46.2062501834% to the
                           following classes of certificates in the following manner and order of priority:

                                            (1) first, to the Class A-1, Class
                                    A-2, Class A-4 Certificates, until the
                                    aggregate Certificate Principal Balance
                                    thereof has been reduced to the applicable
                                    Aggregate Planned Principal Balance set
                                    forth in the table below entitled "Aggregate
                                    Planned Principal Balances and Planned
                                    Principal Balances" for such distribution date in the following manner and order of priority:

                                                     (a) first, to the Class A-1
                                            Certificates and Class A-2
                                            Certificates, concurrently on a pro
                                            rata basis, until the Certificate
                                            Principal Balances thereof have been
                                            reduced to zero; and

                                                     (b) second, to the Class
                                            A-4 Certificates, until the
                                            Certificate Principal Balance
                                            thereof has been reduced to zero;

                                            (2) second, to the Class A-6
                                    Certificates, in an amount equal to the
                                    lesser of (a) 99.0% of the amount
                                    distributable under this clause (vi)(B)
                                    after the distribution in clause (1) above and (b) the Class A-6 Allocation Percentage of the amount distributable under this clause (vi)(B) after the distribution in clause (1) above for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (3) third, to the Class A-5
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to the applicable Planned Principal Balance set forth in the table below entitled "Aggregate Planned Principal Balances and Planned Principal Balances" for such distribution date;

                                            (4) fourth, to the Class A-6
                                    Certificates, until the Certificate
                                    Principal Balance thereof has been reduced to zero;

                                            (5) fifth, to the Class A-5
                                    Certificates, without regard to the
                                    applicable Planned Principal Balance for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                                            (6) sixth, to the Class A-1
                                    Certificates and Class A-2 Certificates, concurrently on a pro rata basis, without regard to the applicable Aggregate Planned Principal Balance for such distribution date, until the Certificate Principal Balances thereof have been reduced to zero; and

                                            (7) seventh, to the Class A-4
                                    Certificates, without regard to the
                                    applicable Aggregate Planned Principal
                                    Balance for such distribution date, until the Certificate Principal Balance thereof has been reduced to zero;

                           (vii) the Senior Principal Distribution Amount remaining after the distributions described in clauses (iv) through
         (vi) above, if any, shall be distributed to the Class A-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (viii) the balance of the Senior Principal
         Distribution Amount remaining after the distributions described in clauses (iv) through (vii) above shall be distributed to the Lockout Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero.

                  (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause
         (a) above relating to principal among the Senior Certificates, other than the Principal Only Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Principal Only Certificates, and the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "Interest Distributions"; provided that the aggregate amount distributable to the Super Senior Certificates and the Senior Support Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among those classes of certificates in the following priority: first, to the Super Senior Certificates, pro rata, up to an amount equal to the Accrued Certificate Interest on the Super Senior Certificates; second, to the Super Senior Certificates, concurrently on a pro rata basis, up to an amount equal to the related Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; third, to the Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On or after the occurrence of the Credit Support Depletion Date and upon reduction of the Certificate Principal Balance of the Senior Support Certificates to zero, all priorities relating to distributions as described in clauses (a) and (b) above relating to principal among the Senior Certificates, other than the Class A-P Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class A-P Certificates, and the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described under "Interest Distributions."

                  (d) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Principal Only Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Principal Only Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Principal Only, Variable Strip, Class M and Class B Certificates, in each case as described in this prospectus supplement.

         The following table sets forth for each distribution date the Aggregate Planned Principal Balance for the PAC I Certificates and the Planned Principal Balance for the PAC II Certificates.

         THERE IS NO ASSURANCE THAT SUFFICIENT FUNDS WILL BE AVAILABLE ON ANY DISTRIBUTION DATE TO REDUCE THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE PAC I CERTIFICATES TO THE AGGREGATE PLANNED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE AND THE CERTIFICATE PRINCIPAL BALANCE OF THE PAC II CERTIFICATES TO THE PLANNED PRINCIPAL BALANCE FOR THAT DISTRIBUTION DATE, OR THAT DISTRIBUTIONS WILL NOT BE MADE IN EXCESS OF THOSE AMOUNTS FOR THAT DISTRIBUTION DATE.

       AGGREGATE PLANNED PRINCIPAL BALANCES AND PLANNED PRINCIPAL BALANCES


                                             AGGREGATE PLANNED PRINCIPAL
                                               BALANCES FOR THE CLASS A-1,       PLANNED PRINCIPAL BALANCES
                                                CLASS A-2 AND CLASS A-4                 FOR THE
DISTRIBUTION DATE                                    CERTIFICATES                CLASS A-5 CERTIFICATES
-----------------------------------         ------------------------------      ----------------------------
Initial Balance................                    $64,875,000.00                   $35,228,000.00
March 25, 2004.................                     64,875,000.00                    34,929,069.70
April 25, 2004.................                     64,875,000.00                    34,590,142.63
May 25, 2004...................                     64,875,000.00                    34,211,432.49
June 25, 2004..................                     64,875,000.00                    33,793,094.17
July 25, 2004..................                     64,875,000.00                    33,335,316.18
August 25, 2004................                     64,875,000.00                    32,838,320.55


                                             AGGREGATE PLANNED PRINCIPAL
                                               BALANCES FOR THE CLASS A-1,       PLANNED PRINCIPAL BALANCES
                                                CLASS A-2 AND CLASS A-4                 FOR THE
DISTRIBUTION DATE                                    CERTIFICATES                CLASS A-5 CERTIFICATES
-----------------------------------         ------------------------------      ----------------------------
September 25, 2004.............                    $64,875,000.00                   $32,302,362.71
October 25, 2004...............                     64,875,000.00                    31,727,731.32
November 25, 2004..............                     64,875,000.00                    31,114,748.06
December 25, 2004..............                     64,875,000.00                    30,463,767.37
January 25, 2005...............                     64,875,000.00                    29,775,176.13
February 25, 2005..............                     64,361,739.20                    29,562,654.09
March 25, 2005.................                     63,824,850.44                    29,337,019.07
April 25, 2005.................                     63,265,180.36                    29,097,906.29
May 25, 2005...................                     62,682,946.98                    28,845,610.34
June 25, 2005..................                     62,078,379.87                    28,580,444.44
July 25, 2005..................                     61,451,720.00                    28,302,740.04
August 25, 2005................                     60,803,219.55                    28,012,846.31
September 25, 2005.............                     60,133,141.77                    27,711,129.69
October 25, 2005...............                     59,441,760.76                    27,397,973.33
November 25, 2005..............                     58,729,361.34                    27,073,776.53
December 25, 2005..............                     57,996,238.75                    26,738,954.17
January 25, 2006...............                     57,242,698.52                    26,393,936.07
February 25, 2006..............                     56,469,056.22                    26,039,166.33
March 25, 2006.................                     55,675,637.22                    25,675,102.69
April 25, 2006.................                     54,863,571.23                    25,302,716.68
May 25, 2006...................                     54,033,188.40                    24,922,470.10
June 25, 2006..................                     53,184,827.67                    24,534,835.96
July 25, 2006..................                     52,340,509.40                    24,153,909.26
August 25, 2006................                     51,500,211.32                    23,779,615.26
September 25, 2006.............                     50,663,911.23                    23,411,879.99
October 25, 2006...............                     49,831,587.07                    23,050,630.14
November 25, 2006..............                     49,003,216.85                    22,695,793.18
December 25, 2006..............                     48,178,778.72                    22,347,297.23
January 25, 2007...............                     47,358,250.92                    22,005,071.17
February 25, 2007..............                     46,541,611.80                    21,669,044.53
March 25, 2007.................                     45,728,839.81                    21,339,147.56
April 25, 2007.................                     44,919,913.51                    21,015,311.17
May 25, 2007...................                     44,114,811.56                    20,697,466.98
June 25, 2007..................                     43,313,512.72                    20,385,547.24
July 25, 2007..................                     42,515,995.87                    20,079,484.90
August 25, 2007................                     41,722,239.97                    19,779,213.54
September 25, 2007.............                     40,932,224.08                    19,484,667.43
October 25, 2007...............                     40,145,927.39                    19,195,781.45
November 25, 2007..............                     39,363,329.16                    18,912,491.12
December 25, 2007..............                     38,584,408.77                    18,634,732.64
January 25, 2008...............                     37,809,145.68                    18,362,442.79
February 25, 2008..............                     37,037,519.46                    18,095,559.00
March 25, 2008.................                     36,269,509.78                    17,834,019.29
April 25, 2008.................                     35,505,096.41                    17,577,762.33
May 25, 2008...................                     34,744,259.20                    17,326,727.38
June 25, 2008..................                     33,986,978.12                    17,080,854.27
July 25, 2008..................                     33,233,233.21                    16,840,083.48
August 25, 2008................                     32,483,004.64                    16,604,356.02
September 25, 2008.............                     31,736,272.64                    16,373,613.55
October 25, 2008...............                     30,993,017.55                    16,147,798.23
November 25, 2008..............                     30,253,219.81                    15,926,852.88
December 25, 2008..............                     29,516,859.94                    15,710,720.80
January 25, 2009...............                     28,783,918.57                    15,499,345.92
February 25, 2009..............                     28,054,376.40                    15,292,672.69
March 25, 2009.................                     27,361,281.41                    15,109,169.66
April 25, 2009.................                     26,671,509.15                    14,930,161.31
May 25, 2009...................                     25,985,040.74                    14,755,593.95
June 25, 2009..................                     25,301,857.36                    14,585,414.40
July 25, 2009..................                     24,621,940.30                    14,419,570.03
August 25, 2009................                     23,945,270.94                    14,258,008.70
September 25, 2009.............                     23,271,830.74                    14,100,678.85
October 25, 2009...............                     22,601,601.26                    13,947,529.38
November 25, 2009..............                     21,934,564.15                    13,798,509.71
December 25, 2009..............                     21,270,701.12                    13,653,569.81
January 25, 2010...............                     20,609,994.02                    13,512,660.09
February 25, 2010..............                     19,952,424.73                    13,375,731.50
March 25, 2010.................                     19,308,783.42                    13,248,446.04


                                             AGGREGATE PLANNED PRINCIPAL
                                               BALANCES FOR THE CLASS A-1,       PLANNED PRINCIPAL BALANCES
                                                CLASS A-2 AND CLASS A-4                 FOR THE
DISTRIBUTION DATE                                    CERTIFICATES                CLASS A-5 CERTIFICATES
-----------------------------------         ------------------------------      ----------------------------
April 25, 2010.................                    $18,668,202.99                   $13,124,973.49
May 25, 2010...................                     18,030,665.67                    13,005,266.63
June 25, 2010..................                     17,396,153.78                    12,889,278.68
July 25, 2010..................                     16,764,649.74                    12,776,963.35
August 25, 2010................                     16,136,136.03                    12,668,274.81
September 25, 2010.............                     15,510,595.23                    12,563,167.71
October 25, 2010...............                     14,888,010.01                    12,461,597.12
November 25, 2010..............                     14,268,363.10                    12,363,518.61
December 25, 2010..............                     13,651,637.32                    12,268,888.18
January 25, 2011...............                     13,037,815.59                    12,177,662.27
February 25, 2011..............                     12,426,880.88                    12,089,797.76
March 25, 2011.................                     11,839,896.27                    12,020,164.46
April 25, 2011.................                     11,480,000.00                    11,732,117.18
May 25, 2011...................                     10,901,442.59                    11,671,281.97
June 25, 2011..................                     10,332,986.08                    11,608,775.02
July 25, 2011..................                      9,774,440.84                    11,544,665.78
August 25, 2011................                      9,225,620.51                    11,479,021.97
September 25, 2011.............                      8,686,342.02                    11,411,909.65
October 25, 2011...............                      8,156,425.42                    11,343,393.19
November 25, 2011..............                      7,635,693.94                    11,273,535.38
December 25, 2011..............                      7,123,973.87                    11,202,397.40
January 25, 2012...............                      6,621,094.53                    11,130,038.89
February 25, 2012..............                      6,126,888.20                    11,056,517.99
March 25, 2012.................                      5,685,693.37                    10,974,943.62
April 25, 2012.................                      5,251,688.89                    10,892,718.59
May 25, 2012...................                      4,824,736.95                    10,809,885.91
June 25, 2012..................                      4,404,702.19                    10,726,487.39
July 25, 2012..................                      3,991,451.62                    10,642,563.72
August 25, 2012................                      3,584,854.61                    10,558,154.44
September 25, 2012.............                      3,184,782.84                    10,473,297.99
October 25, 2012...............                      2,791,110.24                    10,388,031.74
November 25, 2012..............                      2,403,712.99                    10,302,392.01
December 25, 2012..............                      2,022,469.44                    10,216,414.05
January 25, 2013...............                      1,647,260.11                    10,130,132.13
February 25, 2013..............                      1,277,967.61                    10,043,579.55
March 25, 2013.................                        950,899.29                     9,952,609.36
April 25, 2013.................                        628,319.78                     9,861,801.80
May 25, 2013...................                        310,146.31                     9,771,173.88
June 25, 2013..................                              0.00                     9,677,039.53
July 25, 2013..................                              0.00                     9,277,215.49
August 25, 2013................                              0.00                     8,881,784.75
September 25, 2013.............                              0.00                     8,490,684.80
October 25, 2013...............                              0.00                     8,103,853.93
November 25, 2013..............                              0.00                     7,721,231.19
December 25, 2013..............                              0.00                     7,342,756.41
January 25, 2014...............                              0.00                     6,968,370.17
February 25, 2014..............                              0.00                     6,598,013.81
March 25, 2014.................                              0.00                     6,231,629.40
April 25, 2014.................                              0.00                     5,869,159.75
May 25, 2014...................                              0.00                     5,510,548.38
June 25, 2014..................                              0.00                     5,155,739.52
July 25, 2014..................                              0.00                     4,804,678.12
August 25, 2014................                              0.00                     4,457,309.80
September 25, 2014.............                              0.00                     4,113,580.88
October 25, 2014...............                              0.00                     3,773,438.34
November 25, 2014..............                              0.00                     3,436,829.85
December 25, 2014..............                              0.00                     3,103,703.71
January 25, 2015...............                              0.00                     2,774,008.89
February 25, 2015..............                              0.00                     2,447,694.99
March 25, 2015.................                              0.00                     2,124,712.25
April 25, 2015.................                              0.00                     1,805,011.52
May 25, 2015...................                              0.00                     1,488,544.28
June 25, 2015..................                              0.00                     1,175,262.61
July 25, 2015..................                              0.00                       865,119.21
August 25, 2015................                              0.00                       558,067.34
September 25, 2015.............                              0.00                       254,060.87
October 25, 2015 and thereafter                              0.00                             0.00

         The Aggregate Planned Principal Balances and the Planned Principal Balances for each distribution date listed in the table above were calculated based on assumptions, including the assumption that prepayments on the mortgage loans occur each month at a constant level between approximately 100% PSA and approximately 300% PSA with respect to the PAC I Certificates, and the assumption that prepayments on the mortgage loans occur each month at a constant level between approximately 175% PSA and approximately 209% PSA with respect to the PAC II Certificates. The performance of the mortgage loans may differ from the assumptions used in determining those balances. The Aggregate Planned Principal Balances and the Planned Principal Balances listed in the table above are final and binding regardless of any error or alleged error in making the calculations.

         There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the PAC I Certificates and PAC II Certificates will be sufficient or will not be in excess of amounts needed to reduce their Certificate Principal Balances to the Aggregate Planned Principal Balance and the Planned Principal Balance for any distribution date. Distributions in reduction of the Certificate Principal Balance of any class of PAC I Certificates or the PAC II Certificates may commence significantly later than would be anticipated based on the Aggregate Planned Principal Balances and Planned Principal Balances shown in the table above. Distributions of principal in reduction of the Certificate Principal Balances of the PAC I Certificates or the PAC II Certificates may end significantly earlier or later than would be anticipated based on the Aggregate Planned Principal Balances and Planned Principal Balances shown in the table above. See "Certain Yield and Prepayment Considerations" in this prospectus supplement for a further discussion of the assumptions used to produce the above table and the effect of prepayments on the mortgage loans on the rate of payments of principal and on the weighted average lives of those certificates.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after:

         o the sum of the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount is distributed;

         o reimbursement is made to the master servicer for some Advances remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "--Advances";

         o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

         o the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

                  (i) the product of (A) the then-applicable related Class M Percentage and (B) the aggregate of the following amounts:

                                    (1) the principal portion of all scheduled
                  monthly payments on the mortgage loans, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                                    (2) the principal portion of all proceeds of
                  the repurchase of a mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan, as required by the pooling and servicing agreement during the preceding calendar month; and

                                    (3) the principal portion of all other
                  unscheduled collections, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan;

                  (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of Class M Certificates and Class B Certificates then outstanding with a Certificate Principal Balance greater than zero, of all amounts received in connection with the Final Disposition of a mortgage loan, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

                  (iii) the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv) if that class is the most senior class of certificates then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount, if any, to the extent of Eligible Funds; and

                  (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

                  (vi) the Capitalization Reimbursement Amount for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of certificates other than the Class A-P Certificates, without giving effect to any reductions for the Capitalization Reimbursement Amount.

         References in this prospectus supplement to "payment priority" of the Class M Certificates refer to a payment priority among those classes of certificates as follows: first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to each class of Class M Certificates, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date, except in the limited circumstances provided in the pooling and servicing agreement, will not be distributable.

         All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M Certificates with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of Class M Certificates and Class B Certificates for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, are reduced to zero before the end of that five- year period, and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as described in this prospectus supplement, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the closing date, and scheduled reductions to the Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments for at least the first five years after the closing date, unless the Certificate Principal Balances of the Senior Certificates (other than the Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

         The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates and the subordination provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates subordinate thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

         o    first, to the Class B Certificates;

         o    second, to the Class M-3 Certificates;

         o    third, to the Class M-2 Certificates; and

         o    fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis, except that such Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates, until the Certificate Principal Balance of the Senior Support Certificates has been reduced to zero.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

         o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the Certificates below the aggregate Stated Principal Balance of the mortgage loans; and

         o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate may also be made by operation of the payment priority to the Senior Certificates described under "--Principal Distributions on the Senior Certificates" and any class of Class M Certificates with a higher payment priority.

         As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Servicing and Administration of Mortgage Collateral" in the prospectus. However the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in this prospectus supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in this prospectus supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

         The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class A-P Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this prospectus supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than what would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates (except that such losses otherwise allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates as described in this prospectus supplement), other than the Class A-P Certificates, as described in this prospectus supplement.

         Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of

Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

         Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates, Class M Certificates and Class B Certificates. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss; provided that in determining the Certificate Principal Balance of the Accrual Certificates, for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

         o    the original Certificate Principal Balance of those certificates;
              and

         o the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority. In addition, holders of the Super Senior Certificates will have a right, on each distribution date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount otherwise allocable to the Senior Support Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Certificates and the Super Senior Optimal Principal Distribution Amount.

         The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and Class B Certificates collectively. In addition, if losses on the mortgage loans exceed the amounts described in this prospectus supplement under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

         The priority of payments, including principal prepayments, among the Class M Certificates, as described in this prospectus supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the Class M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

         The Special Hazard Amount shall initially be equal to $3,076,977. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $3,076,977 less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

         The Fraud Loss Amount shall initially be equal to $3,076,977. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal an amount calculated under the terms of the pooling and servicing agreement.

         The Bankruptcy Amount will initially be equal to $100,000. As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

         Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

          o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

          o   either:

              o the related mortgage loan is not in default with regard to payments due thereunder; or

              o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and not received by the business day next preceding the related determination date.

         These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the Class B Certificates or Class M Certificates. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B Certificates or Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

         The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

        o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

        o the allocation of principal payments among the various classes of offered certificates;

        o     realized losses and interest shortfalls on the mortgage loans;

        o     the pass-through rate on the offered certificates; and

        o     the purchase price paid for the offered certificates.

         For additional considerations relating to the yield on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a small portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics."

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus.

         Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered certificates will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Senior Certificates, other than the Lockout Certificates, Interest Only Certificates and Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans will be distributed to the Lockout Certificates and each class of Class M Certificates. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates is exceeded and a class of Class M Certificates having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or Class M-3 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date. Furthermore, if the Certificate Principal Balances of the Senior Certificates, other than the Lockout Certificates and the Class A-P Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month or Prepayment Period to the extent not paid to the Class A-P Certificates.

         Senior Certificates: The Senior Certificates, other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

         Class A-3 Certificates: The yield to investors on the Class A-3 Certificates will be sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yield to such investors and could result in the failure of investors in the Class A-3 Certificates to fully recover their initial investments. See "--Adjustable Rate Certificate Yield Considerations" and "--Principal Only Certificate and Interest Only Certificate Yield Considerations" in this prospectus supplement.

         Accretion Directed Certificates and Accrual Certificates: On or prior to the related Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the applicable Accrual Distribution Amount. On or prior to the related Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Certificate Principal Balances of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of the Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related Accretion Directed will be reduced. Accordingly, the weighted average lives of those Accretion Directed Certificates, would be extended.

         In addition, investors in the Accrual Certificates should be aware that the related Accretion Termination Date may be later, or earlier, than otherwise assumed if prepayments occur slower, or faster, than anticipated. Investors in the Accrual Certificates should also be aware that the related Accretion Termination Date could be different from that assumed at the time of purchase.

         Because the Accrual Certificates are not entitled to receive any distributions of interest, other than as described in this prospectus supplement, until the occurrence of the related Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

         PAC I Certificates: The PAC I Certificates have been structured so that principal distributions will be made in the amounts determined by using the table entitled "Aggregate Planned Principal Balances and Planned Principal Balances" in this prospectus supplement, assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC I targeted range, which is between approximately 100% PSA and approximately 300% PSA, and based on some other assumptions.

         There can be no assurance that funds available for distribution of principal on the PAC I Certificates will result in the aggregate Certificate Principal Balance of the PAC I Certificates equaling the Aggregate Planned Principal Balance for any distribution date. To the extent that prepayments occur at a level below the PAC I targeted range, the funds available for principal distributions on the PAC I Certificates on each distribution date may be insufficient to reduce the aggregate Certificate Principal Balance of the PAC I Certificates to the Aggregate Planned Principal Balance for that distribution date and the weighted average lives of the PAC I Certificates may be extended. Conversely, to the extent that prepayments occur at a level above the PAC I targeted range, after the Certificate Principal Balances of the PAC II Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the PAC I Certificates may be reduced below the Aggregate Planned Principal Balance and the weighted average lives of the PAC I Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the PAC I targeted range, will not ensure the distributions on the PAC I Certificates of an amount that will result in the aggregate Certificate Principal Balance of the PAC I Certificates equaling the Aggregate Planned Principal Balance on any distribution date because the balance of the Senior Principal Distribution Amount remaining after distribution on the PAC I Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on the PAC I Certificates.

         Investors in the PAC I Certificates should be aware that the stabilization provided by the PAC II Certificates and Accrual Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balances of the PAC II Certificates and Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The aggregate initial Certificate Principal Balance of the PAC II Certificates and Accrual Companion Certificates is equal to approximately 79.40% of the aggregate initial Certificate Principal Balance of the PAC I Certificates.

         PAC II Certificates: To the extent available, the PAC II Certificates will receive payments of principal on each distribution date in amounts sufficient to reduce its Certificate Principal Balance to the Planned Principal Balance set forth in the table entitled "Aggregate Planned Principal Balances and Planned Principal Balances", assuming that prepayments on the mortgage loans occur each month at a constant level within the PAC II targeted range, which is between approximately 175% PSA and approximately 209% PSA, and based on some other assumptions. However, investors in the PAC II Certificates should be aware that, due to the priorities of principal payments set forth in this prospectus supplement, they may receive substantially more or less than the amount necessary to reduce its Certificate Principal Balance to the related Planned Principal Balance on any distribution date. In addition, after the Certificate Principal Balance of the Accrual Companion Certificates has been reduced to zero, the PAC II Certificates will receive the applicable portion of the Senior Principal Distribution Amount that is in excess of the amounts applied to reduce the aggregate Certificate Principal Balance of the PAC I Certificates to the Aggregate Planned Principal Balance for that distribution date. Accordingly, the PAC II Certificates may experience price and yield volatility.

         Investors in the PAC II Certificates should be aware that the stabilization provided by the Accrual Companion Certificates is sensitive to the rate of mortgagor prepayments on the mortgage loans, and that the Certificate Principal Balance of the Accrual Companion Certificates may be reduced to zero significantly earlier than anticipated. The initial Certificate Principal Balance of the Accrual Companion Certificates is approximately 46.23% of the initial Certificate Principal Balance of the PAC II Certificates.

         PAC I Certificates and PAC II Certificates: It is very unlikely that the mortgage loans will prepay at any particular constant rate. Furthermore, the Aggregate Planned Principal Balances and Planned Principal Balances listed in the table entitled " Aggregate Planned Principal Balances and Planned Principal Balances" were calculated based on assumptions which may differ from the actual performance of the mortgage loans. The actual prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC I Certificates equaling the Aggregate Planned Principal Balance listed in the table for any distribution date may differ from the rates used to calculate that amount and the actual prepayment rates that will result in the Certificate Principal Balance of the PAC II Certificates equaling its Planned Principal Balance listed in the table for any distribution date may differ from the rates used to calculate that amount. The prepayment rates that will result in the aggregate Certificate Principal Balance of the PAC I Certificates and the Certificate Principal Balance of the PAC II Certificates equaling those amounts may vary over time as a result of the actual prepayment experience of the mortgage loans. Moreover, because the Aggregate Planned Principal Balances and Planned Principal Balances were calculated using some assumptions regarding the mortgage loans, the actual prepayment behavior of the individual mortgage loans could be such that:

         o the amount available for distributions of principal in reduction of the PAC I Certificates may not result in their aggregate Certificate Principal Balance equaling the Aggregate Planned Principal Balance even if prepayments were at a constant speed within the PAC I targeted range, and

         o the amount available for distributions of principal in reduction of the PAC II Certificates may not result in its Certificate Principal Balance equaling the Planned Principal Balance even if prepayments were at a constant speed within the PAC II targeted range.

         Accrual Companion Certificates: The Accrual Companion Certificates will receive monthly principal distributions from amounts included in the Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Certificate Principal Balances of the PAC I Certificates to their Aggregate Planned Principal Balance and the PAC II Certificates to their Planned Principal Balance for any distribution date. Due to the companion nature of the Accrual Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

         Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of principal prior to the distribution date occurring in March 2009, and until the distribution date occurring in March 2013 the Lockout Certificates will receive a disproportionately small portion of principal, unless the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates and Lockout Certificates, have been reduced to zero, the weighted average lives of such Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to principal distributions.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

         After the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "--Class M-2 and Class M-3 Certificate Yield Considerations" below. After the Credit Support Depletion Date, the yield to maturity on the Senior Support Certificates will be extremely sensitive to losses on the mortgage loans, and the timing thereof, because certain losses that would be allocable to the Super Senior Certificates will be allocated to the Senior Support Certificates. See "--Allocation of Losses; Subordination" above. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Senior Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to some mortgagor delinquencies, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans to the extent not covered by Advances will affect the yield to investors on the Senior Support Certificates to a greater degree than would otherwise be the case because the amount of any shortfall resulting from such delinquencies and otherwise allocable to the Super Senior Certificates would be borne by the Senior Support Certificates to the extent those certificates are then outstanding as described in this prospectus supplement. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses and to the extent not covered by subordination. Consequently, after the Class B Certificates and the Class M Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates, other than the Principal Only Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the master servicer, as described in this prospectus supplement, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

         The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Description of the Certificates--Assignment of Trust Assets" in the prospectus.

PURCHASE PRICE

         In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

PASS-THROUGH RATES

         The yields to maturity on the offered certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

ASSUMED FINAL DISTRIBUTION DATE

         The assumed final distribution date with respect to each class of the offered certificates is February 25, 2034, which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0%

PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and "300% PSA" assumes prepayment rates equal to 100% of PSA and 300% of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

         The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that:
(i) as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                                         Discount                    Non-Discount
                                                      Mortgage Loans                Mortgage Loans
                                                      --------------                --------------
Aggregate principal balance....................       $10,972,177.94                $296,725,547.50

Weighted average mortgage rate.................        5.4743084733%                    6.0095%

Weighted average servicing fee rate............        0.2800000000%                    0.3300%

Weighted average original term to
 maturity (months).............................             360                           359

Weighted average remaining term to                          355                           357
 maturity (months).............................

         (ii) the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, Residential Funding or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations with Respect to Mortgage Loans" and "Description of the Certificates--Assignment of the Trust Assets" in the prospectus, and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust; (iv) there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing on March 25, 2004; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust expenses payable out of the trust; (ix) the certificates will be purchased on February 26, 2004 and (x) the Aggregate Planned Principal Balances for the PAC I Certificates and the Planned Principal Balances for the PAC II Certificates are as stated in the table entitled "Aggregate Planned Principal Balances and Planned Principal Balances" under the heading "Description of the Certificates--Principal Distributions on the Senior Certificates". Clauses (i) through (x) above are collectively referred to as the structuring assumptions.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

         In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, other than the Interest Only Certificates and Residual Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF PSA

                                              CLASSES A-1 AND A-2                                 CLASS A-4
                                    ---------------------------------------      -------------------------------------------
DISTRIBUTION DATE                      0%    100%    300%    400%    500%          0%      100%     300%     400%     500%
-----------------                      --    ----    ----    ----    ----          --      ----     ----     ----     ----
Initial Percentage..................  100%   100%    100%    100%    100%         100%     100%     100%     100%     100%
February 25, 2005...................  100     99      99      99      99           100      100     100      100      100
February 25, 2006...................   95     84      84      84      84           100      100     100      100      100
February 25, 2007...................   91     66      66      66      58           100      100     100      100      100
February 25, 2008...................   86     48      48      40      17           100      100     100      100      100
February 25, 2009...................   81     31      31      11       0           100      100     100      100       44
February 25, 2010...................   75     16      16       0       0           100      100     100       59       0
February 25, 2011...................   70      2       2       0       0           100      100     100       0        0
February 25, 2012...................   64      0       0       0       0           100      53       53       0        0
February 25, 2013...................   58      0       0       0       0           100      11       11       0        0
February 25, 2014...................   52      0       0       0       0           100       0       0        0        0
February 25, 2015...................   45      0       0       0       0           100       0       0        0        0
February 25, 2016...................   38      0       0       0       0           100       0       0        0        0
February 25, 2017...................   30      0       0       0       0           100       0       0        0        0
February 25, 2018...................   22      0       0       0       0           100       0       0        0        0
February 25, 2019...................   14      0       0       0       0           100       0       0        0        0
February 25, 2020...................   5       0       0       0       0           100       0       0        0        0
February 25, 2021...................   0       0       0       0       0           80        0       0        0        0
February 25, 2022...................   0       0       0       0       0           33        0       0        0        0
February 25, 2023...................   0       0       0       0       0            0        0       0        0        0
February 25, 2024...................   0       0       0       0       0            0        0       0        0        0
February 25, 2025...................   0       0       0       0       0            0        0       0        0        0
February 25, 2026...................   0       0       0       0       0            0        0       0        0        0
February 25, 2027...................   0       0       0       0       0            0        0       0        0        0
February 25, 2028...................   0       0       0       0       0            0        0       0        0        0
February 25, 2029...................   0       0       0       0       0            0        0       0        0        0
February 25, 2030...................   0       0       0       0       0            0        0       0        0        0
February 25, 2031...................   0       0       0       0       0            0        0       0        0        0
February 25, 2032...................   0       0       0       0       0            0        0       0        0        0
February 25, 2033...................   0       0       0       0       0            0        0       0        0        0
February 25, 2034...................   0       0       0       0       0            0        0       0        0        0

Weighted Average Life* (in years)...  9.8     4.0     4.0     3.5     3.1         17.7      8.2     8.2      6.2      5.0

                                                       CLASS A-5
                                       -----------------------------------------
DISTRIBUTION DATE                        0%      100%    300%     400%    500%
-----------------                        --      ----    ----     ----    ----
Initial Percentage..................    100%     100%    100%     100%    100%
February 25, 2005...................     92       86      98       98      98
February 25, 2006...................     89       83      91       70      49
February 25, 2007...................     86       81      56       21       0
February 25, 2008...................     84       78      31       0        0
February 25, 2009...................     80       75      13       0        0
February 25, 2010...................     77       71       4       0        0
February 25, 2011...................     74       68       1       0        0
February 25, 2012...................     70       63       *       0        0
February 25, 2013...................     66       55       *       0        0
February 25, 2014...................     63       38       0       0        0
February 25, 2015...................     58       19       0       0        0
February 25, 2016...................     54       0        0       0        0
February 25, 2017...................     49       0        0       0        0
February 25, 2018...................     44       0        0       0        0
February 25, 2019...................     39       0        0       0        0
February 25, 2020...................     34       0        0       0        0
February 25, 2021...................     28       0        0       0        0
February 25, 2022...................     22       0        0       0        0
February 25, 2023...................     10       0        0       0        0
February 25, 2024...................      0       0        0       0        0
February 25, 2025...................      0       0        0       0        0
February 25, 2026...................      0       0        0       0        0
February 25, 2027...................      0       0        0       0        0
February 25, 2028...................      0       0        0       0        0
February 25, 2029...................      0       0        0       0        0
February 25, 2030...................      0       0        0       0        0
February 25, 2031...................      0       0        0       0        0
February 25, 2032...................      0       0        0       0        0
February 25, 2033...................      0       0        0       0        0
February 25, 2034...................      0       0        0       0        0

Weighted Average Life* (in years)...    11.7     7.7      3.5     2.4      2.0

----------

*      The weighted average life of a certificate of any class is determined by
       (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

       THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF PSA

                                                   CLASS A-6                                      CLASS A-7
                                    ---------------------------------------      -------------------------------------------      -
DISTRIBUTION DATE                      0%    100%    300%    400%    500%          0%      100%     300%     400%     500%
-----------------                      --    ----    ----    ----    ----          --      ----     ----     ----     ----
Initial Percentage..................  100%   100%    100%    100%    100%         100%     100%     100%     100%     100%
February 25, 2005...................  105     105     50      35      20           105      105     105      105      105
February 25, 2006...................  111     111      0       0       0           111      111     111      111      111
February 25, 2007...................  117     117      0       0       0           117      117     117      117      117
February 25, 2008...................  123     123      0       0       0           123      123     123      123      123
February 25, 2009...................  130     130      0       0       0           130      130     130      130      130
February 25, 2010...................  137     137      0       0       0           137      137     137      137       90
February 25, 2011...................  144     144      0       0       0           144      144     144      137       32
February 25, 2012...................  152     152      0       0       0           152      152     152       87       6
February 25, 2013...................  160     160      0       0       0           160      160     160       59       0
February 25, 2014...................  169     169      0       0       0           169      169     140       44       0
February 25, 2015...................  178     178      0       0       0           178      178     112       32       0
February 25, 2016...................  188     186      0       0       0           188      188      89       24       0
February 25, 2017...................  198     155      0       0       0           198      198      71       18       0
February 25, 2018...................  208     126      0       0       0           208      208      56       13       0
February 25, 2019...................  219     98       0       0       0           219      219      44       9        0
February 25, 2020...................  231     70       0       0       0           231      231      35       7        0
February 25, 2021...................  244     44       0       0       0           244      244      27       5        0
February 25, 2022...................  257     19       0       0       0           257      257      21       4        0
February 25, 2023...................  271      0       0       0       0           271      259      16       3        0
February 25, 2024...................  256      0       0       0       0           285      227      12       2        0
February 25, 2025...................  217      0       0       0       0           300      197      9        1        0
February 25, 2026...................  175      0       0       0       0           317      168      7        1        0
February 25, 2027...................  131      0       0       0       0           334      142      5        1        0
February 25, 2028...................   85      0       0       0       0           352      117      4        *        0
February 25, 2029...................   35      0       0       0       0           370      93       3        *        0
February 25, 2030...................   0       0       0       0       0           357      71       2        *        0
February 25, 2031...................   0       0       0       0       0           269      50       1        *        0
February 25, 2032...................   0       0       0       0       0           176      31       1        *        0
February 25, 2033...................   0       0       0       0       0           77       13       *        *        0
February 25, 2034...................   0       0       0       0       0            0        0       0        0        0

Weighted Average Life** (in years)..  22.8   15.3     1.0     0.8     0.7         27.8     23.7     13.6     9.6      6.6
                                                      CLASSES A-8 AND A-9
                                    -      -----------------------------------------
DISTRIBUTION DATE                            0%      100%    300%     400%    500%
-----------------                            --      ----    ----     ----    ----
Initial Percentage..................        100%     100%    100%     100%    100%
February 25, 2005...................         100     100      100     100      100
February 25, 2006...................         100     100      100     100      100
February 25, 2007...................         100     100      100     100      100
February 25, 2008...................         100     100      100     100      100
February 25, 2009...................         100     100      100     100      100
February 25, 2010...................         99       98      94       91      89
February 25, 2011...................         99       94      85       81      75
February 25, 2012...................         97       90      75       67      59
February 25, 2013...................         96       84      62       53      42
February 25, 2014...................         93       77      50       39      29
February 25, 2015...................         91       70      40       29      20
February 25, 2016...................         88       64      32       21      13
February 25, 2017...................         85       58      25       16       9
February 25, 2018...................         82       53      20       11       6
February 25, 2019...................         79       48      16       8        4
February 25, 2020...................         75       43      12       6        3
February 25, 2021...................         72       38      10       4        2
February 25, 2022...................         68       34       7       3        1
February 25, 2023...................         64       30       6       2        1
February 25, 2024...................         59       26       4       2        1
February 25, 2025...................         55       23       3       1        *
February 25, 2026...................         50       20       2       1        *
February 25, 2027...................         45       16       2       1        *
February 25, 2028...................         39       14       1       *        *
February 25, 2029...................         33       11       1       *        *
February 25, 2030...................         27       8        1       *        *
February 25, 2031...................         20       6        *       *        *
February 25, 2032...................         13       4        *       *        *
February 25, 2033...................          6       1        *       *        *
February 25, 2034...................          0       0        0       0        0

Weighted Average Life** (in years)..        20.9     15.6    11.0     9.9      9.1

----------

*      Indicates a number that is greater than zero but less than 0.5%.

**     The weighted average life of a certificate of any class is determined by
       (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

       THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF PSA

                                                  CLASS A-10                                      CLASS A-P
                                    ---------------------------------------      -------------------------------------------
DISTRIBUTION DATE                      0%    100%    300%    400%    500%          0%      100%     300%     400%     500%
-----------------                      --    ----    ----    ----    ----          --      ----     ----     ----     ----
Initial Percentage..................  100%   100%    100%    100%    100%         100%     100%     100%     100%     100%
February 25, 2005...................   98     96      92      90      88           99       96       92       89       87
February 25, 2006...................   96     89      76      70      63           97       90       78       72       66
February 25, 2007...................   94     81      57      46      37           96       84       63       54       45
February 25, 2008...................   92     73      41      28      18           94       77       50       40       31
February 25, 2009...................   89     65      28      15       4           92       71       41       30       21
February 25, 2010...................   87     58      18       6       0           90       66       33       22       15
February 25, 2011...................   84     51      11       0       0           88       60       26       17       10
February 25, 2012...................   82     46       5       0       0           86       55       21       12       7
February 25, 2013...................   79     40       1       0       0           84       51       17       9        5
February 25, 2014...................   76     35       0       0       0           82       47       13       7        3
February 25, 2015...................   73     31       0       0       0           80       42       11       5        2
February 25, 2016...................   70     26       0       0       0           77       39       8        4        1
February 25, 2017...................   66     22       0       0       0           74       35       7        3        1
February 25, 2018...................   63     18       0       0       0           72       32       5        2        1
February 25, 2019...................   59     14       0       0       0           69       29       4        1        *
February 25, 2020...................   55     10       0       0       0           65       26       3        1        *
February 25, 2021...................   50      6       0       0       0           62       23       3        1        *
February 25, 2022...................   46      3       0       0       0           59       20       2        1        *
February 25, 2023...................   41      0       0       0       0           55       18       2        *        *
February 25, 2024...................   36      0       0       0       0           51       16       1        *        *
February 25, 2025...................   30      0       0       0       0           47       13       1        *        *
February 25, 2026...................   25      0       0       0       0           42       11       1        *        *
February 25, 2027...................   18      0       0       0       0           38       10       *        *        *
February 25, 2028...................   12      0       0       0       0           33        8       *        *        *
February 25, 2029...................   5       0       0       0       0           28        6       *        *        *
February 25, 2030...................   0       0       0       0       0           22        5       *        *        *
February 25, 2031...................   0       0       0       0       0           16        3       *        *        *
February 25, 2032...................   0       0       0       0       0           10        2       *        *        *
February 25, 2033...................   0       0       0       0       0            4        1       *        *        *
February 25, 2034...................   0       0       0       0       0            0        0       0        0        0

Weighted Average Life** (in years)..  15.8    8.2     3.8     3.1     2.6         18.7     10.9     5.4      4.2      3.5
                                                 CLASSES M-1, M-2 AND M-3
                                         -----------------------------------------
DISTRIBUTION DATE                          0%      100%    300%     400%    500%
-----------------                          --      ----    ----     ----    ----
Initial Percentage..................      100%     100%    100%     100%    100%
February 25, 2005...................       99       99      99       99      99
February 25, 2006...................       97       97      97       97      97
February 25, 2007...................       96       96      96       96      96
February 25, 2008...................       95       95      95       95      95
February 25, 2009...................       93       93      93       93      93
February 25, 2010...................       91       90      86       84      82
February 25, 2011...................       89       86      78       74      70
February 25, 2012...................       88       81      68       61      55
February 25, 2013...................       86       75      56       48      41
February 25, 2014...................       83       69      45       36      28
February 25, 2015...................       81       63      36       26      19
February 25, 2016...................       79       57      29       19      13
February 25, 2017...................       76       52      23       14       9
February 25, 2018...................       73       47      18       10       6
February 25, 2019...................       70       43      14       8        4
February 25, 2020...................       67       38      11       6        3
February 25, 2021...................       64       34       9       4        2
February 25, 2022...................       61       31       7       3        1
February 25, 2023...................       57       27       5       2        1
February 25, 2024...................       53       24       4       1        *
February 25, 2025...................       49       20       3       1        *
February 25, 2026...................       45       18       2       1        *
February 25, 2027...................       40       15       2       *        *
February 25, 2028...................       35       12       1       *        *
February 25, 2029...................       30       10       1       *        *
February 25, 2030...................       24       7        1       *        *
February 25, 2031...................       18       5        *       *        *
February 25, 2032...................       12       3        *       *        *
February 25, 2033...................        5       1        *       *        *
February 25, 2034...................        0       0        0       0        0

Weighted Average Life** (in years)..      19.1     14.4    10.3     9.3      8.6

----------

*      Indicates a number that is greater than zero but less than 0.5%.

**     The weighted average life of a certificate of any class is determined by
       (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

       THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS, WHICH MAY DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

         The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of LIBOR. The pass-through rates on the Floater Certificates will vary with LIBOR and the pass-through rate on the Inverse Floater Certificates will vary inversely with LIBOR. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in LIBOR in some circumstances. Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         To illustrate the significance of changes in the level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate Certificates, the following tables indicate the approximate pre-tax yields to maturity on a corporate bond equivalent basis under the different constant percentages of PSA and varying levels of LIBOR indicated. Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those shown in the following tables, even if all the mortgage loans prepay at constant percentages of PSA and the level of LIBOR, the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of PSA until maturity, that all of the mortgage loans will prepay at the same rate or that the level of LIBOR will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables below are based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans and the certificates, which may differ from their actual characteristics and performance, and assuming further that:

         o on each LIBOR rate adjustment date, LIBOR will be at the level shown;

         o the aggregate purchase prices of the Class A-2 Certificates and Class A-3 Certificates are approximately $16,686,628 and $1,755,040, respectively, in each case, including accrued interest; and

         o the initial pass-through rates on the Class A-2 Certificates and Class A-3 Certificates are described on page S-6 of this prospectus supplement.

         There can be no assurance that the mortgage loans will have the assumed characteristics, will prepay at any of the rates shown in the tables or at any other particular rate, that the pre-tax yields to maturity on the Adjustable Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this prospectus supplement, that the level of LIBOR will correspond to the levels shown in the table or that the aggregate purchase price of the Adjustable Rate Certificates will be as assumed. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumption to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase an Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-2 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

           LIBOR                   0%                100%              300%              400%               500%
           -----                   --                ----              ----              ----               ----
           0.09%                  0.50%             0.51%             0.51%              0.51%             0.52%
           1.09%                  1.49%             1.49%             1.49%              1.49%             1.49%
           3.09%                  3.50%             3.47%             3.47%              3.47%             3.46%
           5.09%                  5.51%             5.46%             5.46%              5.45%             5.44%
           7.09%                  7.53%             7.46%             7.46%              7.45%             7.43%
           9.09%                  8.05%             7.97%             7.97%              7.96%             7.94%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                 CLASS A-3 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

           LIBOR                   0%                100%              300%              400%               500%
           -----                   --                ----              ----              ----               ----
           0.09%                 78.95%             68.39%            68.39%            66.77%             63.40%
           1.09%                 66.91%             55.24%            55.24%            53.17%             49.23%
           3.09%                 43.39%             28.52%            28.52%            25.11%             19.68%
           5.09%                 19.92%            (0.64)%           (0.64)%            (6.43)%           (14.07)%
           7.09%                 (9.95)%           (44.44)%          (44.44)%          (55.86)%           (67.61)%
           9.09%                    *                 *                 *                  *                 *

----------
* These yields represent a loss of substantially all of the assumed purchase price for such class of Certificates.

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Adjustable Rate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price for those certificates. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Adjustable Rate Certificates, and thus do not reflect the return on any investment in the Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Adjustable Rate Certificates is likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the indicated constant percentages of PSA over any given time period or over the entire life of the certificates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on any class of Adjustable Rate Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the Principal Only Certificates will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Mortgage Loans, with respect to the Discount Mortgage Loans, with respect to the Class A-P Certificates.

         The pre-tax yields to maturity on the Interest Only Certificates will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments. See "--Adjustable Rate Certificate Yield Considerations" for the table indicating the sensitivity of the pre-tax yield to maturity on the Class A-3 Certificates to various constant rates of prepayment on the mortgage loans and levels of LIBOR. Solely with respect to the Variable Strip Certificates, because the pool strip rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the Discount Mortgage Loans.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Principal Only Certificates and Interest Only Certificates (other than the Class A-3 Certificates) to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Principal Only Certificates and such Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance and assuming the aggregate purchase prices, including accrued interest, if any, set forth below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Principal Only Certificates and such Interest Only Certificates may result in yields being different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

ASSUMED PURCHASE PRICE            0%              100%             300%             400%             500%
----------------------            --              ----             ----             ----             ----
$84,625...................      1.77%            4.06%            6.75%            8.54%            10.28%

                 PRE-TAX YIELD TO MATURITY OF THE VARIABLE STRIP
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA

ASSUMED PURCHASE PRICE            0%              100%             300%              400%             500%
----------------------            --              ----             ----              ----             ----
$4,214,352.................     30.41%           22.80%           15.00%            9.68%            4.28%

         Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Principal Only Certificates and Variable Strip Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price listed in the applicable table. Accrued interest, if any, is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Principal Only Certificates or Variable Strip Certificates, and thus do not reflect the return on any investment in the Principal Only Certificates or Variable Strip Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans prepay at the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than anticipated rate of principal prepayments on the Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class A-3 Certificates and a lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage pool. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Variable Strip Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than on the other offered certificates if the mortgage loans with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

         There can be no assurance that the mortgage loans will prepay at any particular rate or that the pre-tax yields on the Principal Only Certificates and Interest Only Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

         For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate Principal Balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates.

         The aggregate initial Certificate Principal Balance of the Class B Certificates is equal to approximately 0.45% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the Certificate Principal Balances of the Class B Certificates and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-2 Certificates. The aggregate initial Certificate Principal Balance of the Class M-3 Certificates and Class B Certificates is equal to approximately 0.75% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default assumption, represents an assumed rate of default each month relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the purposes of the tables below, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the table below, "0% SDA" assumes default rates equal to 0% of SDA--no defaults. Correspondingly, "200% SDA" assumes default rates equal to 200% of SDA, and so forth.

SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The following tables indicate the sensitivity of the pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses by projecting the monthly aggregate cash flows on the Class M-2 Certificates and Class M-3 Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis. The tables are based on the structuring assumptions, except assumption (iv), including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from their actual characteristics and performance, and assuming further that:

           o defaults and final liquidations on the mortgage loans occur on the last day of each month at the respective SDA percentages set forth in the tables;

           o each liquidation results in a Realized Loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

           o there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table;

           o there are no Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

           o clauses (a)(i), (b)(i) and (b)(ii) in the definition of the Senior Accelerated Distribution Percentage are not applicable; and

           o the purchase prices of the Class M-2 Certificates and Class M-3 Certificates will be approximately $1,358,494 and $868,771, respectively, including accrued interest.

         Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid. In addition, investors should be aware that the following tables are based upon the assumption that the Class M-2 Certificates and Class M-3 Certificates are priced at a discount. Since prepayments will occur at par, the yields on the Class M-2 Certificates and Class M-3 Certificates may increase due to those prepayments, even if losses occur. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying Realized Loss and prepayment scenarios.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
                CLASS M-2 CERTIFICATES AND CLASS M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES


                             CLASS M-2 CERTIFICATES
                                                                         PERCENTAGE OF PSA
      PERCENTAGE OF         LOSS SEVERITY     -------------------------------------------------------------------------
           SDA               PERCENTAGE           0%             100%            300%          400%           500%
           ---               ----------           --             ----            ----          ----           ----
           0%                    N/A             5.48%           5.52%          5.57%          5.58%         5.60%
          100%                   30%           (11.38)%          2.30%          5.57%          5.58%         5.60%
          200%                   30%           (50.96)%        (46.22)%        (31.50)%       (4.07)%        1.58%
          300%                   30%           (72.83)%        (69.50)%        (60.96)%      (54.99)%       (46.74)%
          400%                   30%           (88.61)%        (86.28)%        (80.44)%      (76.72)%       (72.04)%

                             CLASS M-3 CERTIFICATES

                                                                           PERCENTAGE OF PSA
     PERCENTAGE OF          LOSS SEVERITY      --------------------------------------------------------------------------
          SDA                PERCENTAGE           0%              100%            300%            400%            500%
          ---                ----------           --              ----            ----            ----            ----
           0%                    N/A             5.86%            5.97%           6.13%          6.19%           6.24%
          100%                   30%           (39.67)%         (33.96)%         (1.21)%         2.93%           6.04%
          200%                   30%           (76.07)%         (73.02)%        (65.32)%        (60.13)%        (53.18)%
          300%                   30%           (97.93)%         (96.25)%        (91.72)%        (88.96)%        (85.81)%
          400%                   30%               *                *               *              *               *

---------------
* These yields represent a loss of substantially all of the assumed purchase price for such class of certificates.

         Each pre-tax yield to maturity listed in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class M-2 Certificates or Class M-3 Certificates, as applicable, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class M-2 Certificates or Class M-3 Certificates, and thus do not reflect the return on any investment in the Class M-2 Certificates or Class M-3 Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

         The following table sets forth the amount of Realized Losses that would be incurred with respect to the certificates in the aggregate under each of the scenarios in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date, after deducting payments of principal due during the month of the cut-off date:


                            AGGREGATE REALIZED LOSSES

                                                                            PERCENTAGE OF PSA
      PERCENTAGE OF         LOSS SEVERITY      ---------------------------------------------------------------------------
           SDA                PERCENTAGE            0%              100%             300%          400%           500%
           ---                ----------            --              ----             ----          ----           ----
          100%                   30%               1.14%            0.91%           0.61%          0.52%         0.44%
          200%                   30%               2.25%            1.79%           1.21%          1.02%         0.87%
          300%                   30%               3.31%            2.64%           1.80%          1.52%         1.29%
          400%                   30%               4.34%            3.46%           2.37%          2.00%         1.70%

         Notwithstanding the assumed percentages of SDA, loss severity and prepayment reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and Class M-3 Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 Certificates or Class M-3 Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

         Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

         The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under a series supplement, dated as of February 1, 2004, to the standard terms of pooling and servicing agreement, dated as of February 1, 2004, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and JPMorgan Chase Bank, as trustee. Reference is made to the prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee will appoint Wells Fargo Bank, N. A. to serve as custodian in connection with the certificates. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement. See "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the prospectus. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

         Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus.

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's published loan purchase criteria at the time of purchase by Residential Funding and were being master serviced by Residential Funding at the dates indicated. The tables set forth information for mortgage loans included in Residential Funding's servicing portfolio that generally conform to Residential Funding's "Jumbo A" program underwriting guidelines as described in the prospectus, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program described under "Mortgage Loan Program--Underwriting Standards" in the prospectus.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                 AT DECEMBER 31, 1998    AT DECEMBER 31, 1999    AT DECEMBER 31, 2000   AT DECEMBER 31, 2001
                               ------------------------- ----------------------  --------------------  ---------------------
                                 BY NO.      BY DOLLAR    BY NO.    BY DOLLAR     BY NO.    BY DOLLAR  BY NO.    BY DOLLAR
                                   OF         AMOUNT        OF        AMOUNT        OF       AMOUNT      OF       AMOUNT
                                 LOANS       OF LOANS     LOANS      OF LOANS     LOANS     OF LOANS    LOANS    OF LOANS
                               ----------- ------------- ---------  -----------  --------  ----------  -------- ----------
                                                                          (Dollar Amounts in Thousands)
Total Loan Portfolio..........     164,610   $41,047,910    159,458 $41,799,848    156,842 $41,837,077  142,330 $38,092,093
Period of Delinquency
     30 to 59 days............       2,450       573,316      2,081     485,414      2,147     488,965    1,968     469,058
     60 to 89 days............         367        84,750        297      66,720        336      72,625      327      75,698
     90 days or more..........         374        85,196        301      69,148        307      68,860      333      76,136
Foreclosures Pending..........         546       132,609        419     100,940        340      81,219      350      91,964
Total Delinquent Loans........       3,737   $   875,870      3,098 $   722,221      3,130 $   711,669    2,978 $   712,856
Percent of Loan Portfolio.....       2.270%        2.134%     1.943%      1.728%     1.996%      1.701%   2.092%      1.871%


                                AT DECEMBER 31, 2002  AT DECEMBER 31, 2003
                                ------------------------ --------------------------
                                BY NO.       BY DOLLAR      BY NO.      BY DOLLAR
                                  OF           AMOUNT        OF           AMOUNT
                                LOANS         OF LOANS      LOANS        OF LOANS
                                -------    ------------- ----------  --------------

Total Loan Portfolio..........   104,754    $29,652,506     61,336   $19,562,648
Period of Delinquency
     30 to 59 days............     1,391        350,118        813       202,438
     60 to 89 days............       256         59,355        180        37,722
     90 days or more..........       277         67,047        229        51,671
Foreclosures Pending..........       333         80,326        243        58,402
Total Delinquent Loans........     2,257    $   556,846      1,465    $  350,233
Percent of Loan Portfolio.....     2.155%         1.878%     2.388 %       1.790%

------------------------
     o The tables relate to the mortgage loans referred to above.
     o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE


                                  AT DECEMBER 31, 1998    AT DECEMBER 31, 1999   AT DECEMBER 31, 2000   AT DECEMBER 31, 2001
                               ------------------------- ----------------------  --------------------  ---------------------
                                 BY NO.      BY DOLLAR    BY NO.    BY DOLLAR     BY NO.    BY DOLLAR   BY NO.   BY DOLLAR
                                   OF         AMOUNT        OF        AMOUNT        OF       AMOUNT      OF       AMOUNT
                                 LOANS       OF LOANS     LOANS      OF LOANS     LOANS     OF LOANS    LOANS    OF LOANS
                               ----------- ------------- ---------  -----------  --------  ----------  -------- ----------
                                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio..........      34,838    $6,237,892     31,572  $5,733,023    29,442  $5,424,670   26,174  $4,923,160
Period of Delinquency
     30 to 59 days............         576       106,876        476      87,173       481      80,450      436      72,245
     60 to 89 days............          92        18,571         72      13,317        85      14,464       71      13,138
     90 days or more..........          88        19,012         68      14,146        57      12,443       64      12,292
Foreclosures Pending..........         158        37,471        113      23,846        87      17,435       79      22,361
Total Delinquent Loans........         914    $  181,929        729  $  138,482       710  $  124,791      650  $  120,036
Percent of Loan Portfolio.....       2.624%        2.917%     2.309%      2.416%    2.412%      2.300%   2.483%      2.438%

                                AT DECEMBER 31, 2002  AT DECEMBER 31, 2003
                                --------------------- -----------------------
                                 BY NO.    BY DOLLAR    BY NO.    BY DOLLAR
                                   OF        AMOUNT      OF         AMOUNT
                                 LOANS      OF LOANS    LOANS      OF LOANS
                                --------  ----------- --------  -------------

Total Loan Portfolio..........    20,813  $4,388,764   15,134    $3,902,833
Period of Delinquency
     30 to 59 days............       303      56,489      221        45,326
     60 to 89 days............        62      12,354       38         7,098
     90 days or more..........        66      16,163       55         9,585
Foreclosures Pending..........        68      14,099       53        11,232
Total Delinquent Loans........       499  $   99,105      367       $73,241
Percent of Loan Portfolio.....     2.398%      2.258%   2.425%        1.877%

------------------------
     o The tables relate to the mortgage loans referred to above.
     o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED            YEAR ENDED            YEAR ENDED            YEAR ENDED
                                 DECEMBER 31,1998      DECEMBER 31,1999      DECEMBER 31,2000      DECEMBER 31,2001
                                 ----------------      ----------------      ----------------      ----------------
                                                                   (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio..........      $41,048,258          $41,799,848            $41,837,077           $38,092,093
Average Portfolio Balance.....      $31,941,101          $41,744,291            $41,712,987           $40,578,437
Foreclosed Loans..............          $43,584              $36,732                $18,166               $11,865
Liquidated Foreclosed Loans...         $154,768             $ 40,097                $57,997               $35,574
Foreclosed Loans Ratio........            0.106%               0.088%                 0.043%                0.031%
Gross Loss....................          $40,012               $6,022                $16,608                $9,085
Gross Loss Ratio..............            0.125%               0.014%                 0.040%                0.022%
Covered Loss..................          $17,214              $ 3,549                 $6,438                $5,451
Net Loss......................          $22,798               $2,473                $10,170                $3,633
Net Loss Ratio................            0.071%               0.006%                 0.024%                0.009%
Excess Recovery...............             $640                 $333                    $39                    $5

                                AT OR FOR THE YEAR  AT OR FOR THE YEAR
                                      ENDED               ENDED
                                 DECEMBER 31,2002   DECEMBER 31, 2003
                                 ----------------   -----------------
                                     (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio..........     $29,652,506         $19,562,648
Average Portfolio Balance.....     $34,185,451         $23,080,737
Foreclosed Loans..............         $13,924              $9,435
Liquidated Foreclosed Loans...         $30,193             $28,302
Foreclosed Loans Ratio........           0.047%              0.048%
Gross Loss....................          $5,871              $5,331
Gross Loss Ratio..............           0.017%              0.023%
Covered Loss..................          $3,056              $4,219
Net Loss......................          $2,816              $1,112
Net Loss Ratio................           0.008%              0.005%
Excess Recovery...............            $108                 $18


          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                  AT OR FOR THE         AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED            YEAR ENDED            YEAR ENDED            YEAR ENDED
                                 DECEMBER 31,1998      DECEMBER 31,1999      DECEMBER 31,2000      DECEMBER 31,2001
                                 ----------------      ----------------      ----------------      ----------------
                                                                (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio..........       $6,239,996           $5,733,023             $5,424,670          $4,923,160
Average Portfolio Balance.....       $5,001,079           $6,483,857             $5,497,288          $5,208,164
Foreclosed Loans..............          $11,195               $7,705                 $2,749                $841
Liquidated Foreclosed Loans...          $34,189               $7,487                $10,220              $5,253

Foreclosed Loans Ratio........            0.179%               0.134%                 0.051%              0.017%
Gross Loss....................           $9,220               $1,142                 $4,343              $1,657

Gross Loss Ratio..............            0.184%               0.018%                 0.079%              0.032%
Covered Loss..................           $3,714                 $561                   $895              $1,202
Net Loss......................           $5,506                 $581                 $3,449                $456

Net Loss Ratio................            0.110%               0.009%                 0.063%              0.009%
Excess Recovery...............             $150                 $148                    $25                  $0


                                AT OR FOR THE YEAR AT OR FOR THE YEAR
                                      ENDED              ENDED
                                 DECEMBER 31,2002  DECEMBER 31, 2003
                                 ----------------  -----------------
                                    (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio..........      $4,388,764         $3,902,833
Average Portfolio Balance.....      $4,572,334         $4,082,685
Foreclosed Loans..............          $3,323             $2,051
Liquidated Foreclosed Loans...          $3,685             $5,319
                                                            0.053%
Foreclosed Loans Ratio........           0.076%
Gross Loss....................          $1,047             $1,473
                                                            0.036%
Gross Loss Ratio..............           0.023%
Covered Loss..................            $462               $884
Net Loss......................            $585               $589
                                                            0.014%
Net Loss Ratio................           0.013%
Excess Recovery...............              $0                 $0

   o The tables above relate only to the mortgage loans referred to above. Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

   o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

   o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

   o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

   o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

   o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

   o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 0.33% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3282% per annum. The servicing fees consist of (a) servicing compensation payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The primary compensation to be paid to the master servicer for its master servicing activities will be at least 0.03% per annum and not more than 0.08% per annum of the outstanding principal balance of each mortgage loan, with a weighted average of approximately 0.0782% per annum. As described in the prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to 0.25% per annum of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website. The address of the trustee's internet website can be obtained by contacting the trustee at
(877) 722-1095. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the certificateholders of any such modification.

VOTING RIGHTS

         There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 97.0% of all voting rights will be allocated among all holders of the certificates, other than the Interest Only Certificates and Residual Certificates, in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class A-3 Certificates, 1.0% of all voting rights will be allocated among the holders of the Variable Strip Certificates and 0.5% and 0.5% of all voting rights will be allocated among the holders of the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the prospectus. The master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the offered certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions on the certificates relating to any optional termination will be paid, first, to the Senior Certificates, second, to the Class M Certificates in the order of their payment priority and, third, to the Class B Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

         Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the

Principal Only Certificates, Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of certificates outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Thacher Proffitt & Wood LLP, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will qualify as two REMICs under the Internal Revenue Code.

         For federal income tax purposes:

         o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

         o each class of Senior Certificates, other than the Residual Certificates, the Class M Certificates and the Class B Certificates will represent ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II; and

         o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II.

         See "Material Federal Income Tax Consequences--REMICs" in the prospectus.

         For federal income tax purposes, the Class A-3, Class A-6, Class A-7, Class A-P, Class A-V, Class M-2 and Class M-3 will, and all other classes of offered certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 300% PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

         The Internal Revenue Service has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Variable Strip Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Adjustable Rate Certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the Adjustable Rate Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Internal Revenue Code to those certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to those certificates even in the absence of Section 1272(a)(6) of the Internal Revenue Code, the IRS could assert that those classes of Adjustable Rate Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Adjustable Rate Certificates are advised to consult their tax advisors concerning the tax treatment of those certificates.

         A reasonable application of the principles of the OID regulations to the Adjustable Rate Certificates generally would be to report income with respect to those certificates as original issue discount for each period by computing the original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of certificates and projecting future distributions on those certificates, thereby treating those certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to that period.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

         Some of the classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the prospectus.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

           o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

              o   is not a disqualified organization;

              o is not acquiring the Residual Certificate on behalf of a disqualified organization; and

              o will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

           o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

           o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

         The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

         The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term each REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the related REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. Those expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of those fees and expenses to be allocable to the Class R-II Certificates. See "Material Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

         On July 21, 2003, the Internal Revenue Service issued proposed regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. If these rules are finalized as proposed, they will apply to taxable years ending on or after the date the final regulations are published, and thus the rules in the proposed regulations may apply to any inducement fee received in connection with the acquisition of any class of securities that represent the residual interest in a REMIC. Prospective purchasers of any such class of residual interest securities should consult with their tax advisors regarding the effect of these proposed regulations.

         Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                                 USE OF PROCEEDS

         The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the offered certificates in market-making transactions by Residential Funding Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.


                             METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of a senior underwriting agreement, dated February 24, 2004, Citigroup Global Markets Inc. will serve as the senior underwriter and has agreed to purchase and the depositor has agreed to sell the Senior Certificates, other than the Class A-P Certificates and Class A-V Certificates, except that a de minimis portion of each Class of Residual Certificates will be retained by Residential Funding, and that portion is not offered hereby. The certificates being sold to Citigroup Global Markets Inc. are referred to as the senior underwritten certificates. It is expected that delivery of the senior underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the

Residual Certificates will be made at the offices of Citigroup Global Markets Inc., New York, New York, on or about February 26, 2004 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class M underwriting agreement, dated February 24, 2004, WaMu Capital Corp. will serve as the Class M underwriter and has agreed to purchase and the depositor has agreed to sell the Class M Certificates. The Certificates being sold to the Class M underwriter are referred to as the Class M underwritten certificates. It is expected that delivery of the Class M underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC against payment therefor in immediately available funds.

         The senior underwriting agreement and the Class M underwriting agreement are collectively referred to in this prospectus supplement as the underwriting agreements and the senior underwriter and the Class M underwriter are referred to in this prospectus supplement together as the underwriters. The senior underwritten certificates and the Class M underwritten certificates are collectively referred to in this prospectus supplement as the underwritten certificates.

         In connection with the underwritten certificates, the related underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement, to purchase all of its related underwritten certificates if any of those underwritten certificates are purchased thereby.

         The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of their respective underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the underwritten certificates by the respective underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the senior underwritten certificates, before deducting expenses payable by the depositor, will be approximately 100.05% of the aggregate Certificate Principal Balance of the senior underwritten certificates plus accrued interest thereon from the cut-off date. Proceeds to the depositor from the sale of the Class M underwritten certificates, before deducting expenses payable by the depositor, will be approximately 97.56% of the aggregate Certificate Principal Balance of the Class M underwritten certificates plus accrued interest thereon from the cut-off date.

         The underwriters may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The underwriting agreements provide that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         The Class A-P Certificates and Class A-V Certificates may be offered by the depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for these certificates. Proceeds to the depositor from any sale of the Class A-P Certificates and Class A-V Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no secondary market for the offered certificates. Each underwriter intends to make a secondary market in the underwritten certificates it is underwriting but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders" and in this prospectus supplement under "Pooling and Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.


                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York and for Citigroup Global Markets Inc. and WaMu Capital Corp. by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS

         It is a condition of the issuance of the Senior Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Standard & Poor's or S&P and Fitch Ratings, or Fitch. It is a condition of the issuance of the Class M-1, Class M-2 and Class M-3 Certificates that they be rated not lower than "AA," "A" and "BBB," respectively, by Standard & Poor's.

         The ratings assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Standard & Poor's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Standard & Poor's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Variable Strip Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Variable Strip Certificates do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The depositor has not requested a rating on the Senior Certificates by any rating agency other than Fitch and Standard & Poor's or on the Class M Certificates by any rating agency other than Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates or Class M Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by Fitch and Standard & Poor's, and the Class M Certificates by Standard & Poor's.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Variable Strip Certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.


                                LEGAL INVESTMENT

         The Senior Certificates and Class M-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates and Class M-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.


                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemption" in the prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's Investors Service, Inc., or Moody's, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), which amended the RFC exemption and similar exemptions issued to other underwriters. This allows the trustee to be affiliated with the underwriter despite the restriction in PTE 2000-58 to the contrary.

         Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has
acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the plan investor:

         o    is permissible under applicable law;

         o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

         o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                   APPENDIX A


                       200% PSA AMOUNT
                       ---------------

DISTRIBUTION DATE                            PRINCIPAL BALANCE
-----------------                            -----------------
March 25, 2004.......................          $307,064,871.25
April 25, 2004.......................           306,327,836.25
May 25, 2004.........................           305,486,943.22
June 25, 2004........................           304,542,621.51
July 25, 2004........................           303,495,406.98
August 25, 2004......................           302,345,941.83
September 25, 2004...................           301,094,974.26
October 25, 2004.....................           299,743,357.92
November 25, 2004....................           298,292,051.15
December 25, 2004....................           296,742,116.15
January 25, 2005.....................           295,094,717.79
February 25, 2005....................           293,351,122.43
March 25, 2005.......................           291,512,696.42
April 25, 2005.......................           289,580,904.48
May 25, 2005.........................           287,557,307.93
June 25, 2005........................           285,443,562.66
July 25, 2005........................           283,241,417.04
August 25, 2005......................           280,952,709.56
September 25, 2005...................           278,579,366.39
October 25, 2005.....................           276,123,398.73
November 25, 2005....................           273,586,900.04
December 25, 2005....................           270,972,043.08
January 25, 2006.....................           268,281,076.85
February 25, 2006....................           265,516,323.37
March 25, 2006.......................           262,680,174.32
April 25, 2006.......................           259,778,500.91
May 25, 2006.........................           256,813,713.42
June 25, 2006........................           253,788,279.49
July 25, 2006........................           250,796,624.89
August 25, 2006......................           247,838,381.93
September 25, 2006...................           244,913,186.89
October 25, 2006.....................           242,020,679.96
November 25, 2006....................           239,160,505.19
December 25, 2006....................           236,332,310.47
January 25, 2007.....................           233,535,747.44
February 25, 2007....................           230,770,471.53
March 25, 2007.......................           228,036,141.84
April 25, 2007.......................           225,332,421.16
May 25, 2007.........................           222,658,975.88
June 25, 2007........................           220,015,476.01
July 25, 2007........................           217,401,595.07
August 25, 2007......................           214,817,010.12
September 25, 2007...................           212,261,401.70
October 25, 2007.....................           209,734,453.74
November 25, 2007....................           207,235,853.63
December 25, 2007....................           204,765,292.08
January 25, 2008.....................           202,322,463.15
February 25, 2008....................           199,907,064.17
March 25, 2008.......................           197,518,795.76
April 25, 2008.......................           195,157,361.73
May 25, 2008.........................           192,822,469.09
June 25, 2008........................           190,513,828.02

July 25, 2008........................          $188,231,151.78
August 25, 2008......................           185,974,156.76
September 25, 2008...................           183,742,562.37
October 25, 2008.....................           181,536,091.07
November 25, 2008....................           179,354,468.28
December 25, 2008....................           177,197,422.39
January 25, 2009.....................           175,064,684.73
February 25, 2009....................           172,955,989.49
March 25, 2009.......................           170,871,073.75
April 25, 2009.......................           168,809,677.42
May 25, 2009.........................           166,771,543.20
June 25, 2009........................           164,756,416.57
July 25, 2009........................           162,764,045.75
August 25, 2009......................           160,794,181.67
September 25, 2009...................           158,846,577.95
October 25, 2009.....................           156,920,990.87
November 25, 2009....................           155,017,179.33
December 25, 2009....................           153,134,904.82
January 25, 2010.....................           151,273,931.41
February 25, 2010....................           149,434,025.72
March 25, 2010.......................           147,614,956.89
April 25, 2010.......................           145,816,496.52
May 25, 2010.........................           144,038,418.70
June 25, 2010........................           142,280,499.96
July 25, 2010........................           140,542,519.22
August 25, 2010......................           138,824,257.80
September 25, 2010...................           137,125,499.37
October 25, 2010.....................           135,446,029.94
November 25, 2010....................           133,785,637.82
December 25, 2010....................           132,144,113.62
January 25, 2011.....................           130,521,250.21
February 25, 2011....................           128,916,842.66
March 25, 2011.......................           127,330,688.31
April 25, 2011.......................           125,762,586.63
May 25, 2011.........................           124,212,339.30
June 25, 2011........................           122,679,750.11
July 25, 2011........................           121,164,624.99
August 25, 2011......................           119,666,771.96
September 25, 2011...................           118,186,001.11
October 25, 2011.....................           116,722,124.57
November 25, 2011....................           115,274,956.53
December 25, 2011....................           113,844,313.15
January 25, 2012.....................           112,430,012.61
February 25, 2012....................           111,031,875.04
March 25, 2012.......................           109,649,722.51
April 25, 2012.......................           108,283,379.02
May 25, 2012.........................           106,932,670.47
June 25, 2012........................           105,597,424.64
July 25, 2012........................           104,277,471.17
August 25, 2012......................           102,972,641.55
September 25, 2012...................           101,682,769.10
October 25, 2012.....................           100,407,688.91
November 25, 2012....................            99,147,237.88
December 25, 2012....................            97,901,254.67
January 25, 2013.....................            96,669,579.69
February 25, 2013....................            95,452,055.07
March 25, 2013.......................            94,248,524.64

April 25, 2013.......................           $93,058,833.94
May 25, 2013.........................            91,882,830.16
June 25, 2013........................            90,720,362.16
July 25, 2013........................            89,571,280.43
August 25, 2013......................            88,435,437.09
September 25, 2013...................            87,312,685.83
October 25, 2013.....................            86,202,881.96
November 25, 2013....................            85,105,882.33
December 25, 2013....................            84,021,545.37
January 25, 2014.....................            82,949,731.01
February 25, 2014....................            81,890,300.72
March 25, 2014.......................            80,843,117.47
April 25, 2014.......................            79,808,045.70
May 25, 2014.........................            78,784,951.33
June 25, 2014........................            77,773,701.74
July 25, 2014........................            76,774,165.73
August 25, 2014......................            75,786,213.53
September 25, 2014...................            74,809,716.79
October 25, 2014.....................            73,844,548.54
November 25, 2014....................            72,890,583.17
December 25, 2014....................            71,947,696.47
January 25, 2015.....................            71,015,765.55
February 25, 2015....................            70,094,668.87
March 25, 2015.......................            69,184,286.18
April 25, 2015.......................            68,284,498.57
May 25, 2015.........................            67,395,188.39
June 25, 2015........................            66,516,239.30
July 25, 2015........................            65,647,536.20
August 25, 2015......................            64,788,965.24
September 25, 2015...................            63,940,413.81
October 25, 2015.....................            63,101,770.53
November 25, 2015....................            62,272,925.22
December 25, 2015....................            61,453,768.90
January 25, 2016.....................            60,644,193.77
February 25, 2016....................            59,844,093.22
March 25, 2016.......................            59,053,361.77
April 25, 2016.......................            58,271,895.10
May 25, 2016.........................            57,499,590.04
June 25, 2016........................            56,736,344.51
July 25, 2016........................            55,982,057.57
August 25, 2016......................            55,236,629.35
September 25, 2016...................            54,499,961.09
October 25, 2016.....................            53,771,955.09
November 25, 2016....................            53,052,514.71
December 25, 2016....................            52,341,544.38
January 25, 2017.....................            51,638,949.55
February 25, 2017....................            50,944,636.72
March 25, 2017.......................            50,258,513.38
April 25, 2017.......................            49,580,488.05
May 25, 2017.........................            48,910,470.23
June 25, 2017........................            48,248,370.42
July 25, 2017........................            47,594,100.10
August 25, 2017......................            46,947,571.68
September 25, 2017...................            46,308,698.56
October 25, 2017.....................            45,677,395.06
November 25, 2017....................            45,053,576.46
December 25, 2017....................            44,437,158.93

January 25, 2018.....................           $43,828,059.59
February 25, 2018....................            43,226,196.43
March 25, 2018.......................            42,631,488.35
April 25, 2018.......................            42,043,855.13
May 25, 2018.........................            41,463,217.44
June 25, 2018........................            40,889,496.79
July 25, 2018........................            40,322,615.57
August 25, 2018......................            39,762,497.01
September 25, 2018...................            39,209,065.16
October 25, 2018.....................            38,662,244.92
November 25, 2018....................            38,121,962.00
December 25, 2018....................            37,588,142.93
January 25, 2019.....................            37,060,715.04
February 25, 2019....................            36,539,606.44
March 25, 2019.......................            36,024,746.04
April 25, 2019.......................            35,516,063.52
May 25, 2019.........................            35,013,489.34
June 25, 2019........................            34,516,954.70
July 25, 2019........................            34,026,391.57
August 25, 2019......................            33,541,732.65
September 25, 2019...................            33,062,911.39
October 25, 2019.....................            32,589,861.95
November 25, 2019....................            32,122,519.23
December 25, 2019....................            31,660,818.82
January 25, 2020.....................            31,204,697.04
February 25, 2020....................            30,754,090.89
March 25, 2020.......................            30,308,938.06
April 25, 2020.......................            29,869,176.93
May 25, 2020.........................            29,434,746.55
June 25, 2020........................            29,005,586.63
July 25, 2020........................            28,581,637.56
August 25, 2020......................            28,162,840.37
September 25, 2020...................            27,749,136.73
October 25, 2020.....................            27,340,468.95
November 25, 2020....................            26,936,780.00
December 25, 2020....................            26,538,013.43
January 25, 2021.....................            26,144,113.45
February 25, 2021....................            25,755,024.86
March 25, 2021.......................            25,370,693.07
April 25, 2021.......................            24,991,064.09
May 25, 2021.........................            24,616,084.51
June 25, 2021........................            24,245,701.54
July 25, 2021........................            23,879,862.92
August 25, 2021......................            23,518,517.02
September 25, 2021...................            23,161,612.72
October 25, 2021.....................            22,809,099.50
November 25, 2021....................            22,460,927.39
December 25, 2021....................            22,117,046.96
January 25, 2022.....................            21,777,409.32
February 25, 2022....................            21,441,966.13
March 25, 2022.......................            21,110,669.57
April 25, 2022.......................            20,783,472.35
May 25, 2022.........................            20,460,327.71
June 25, 2022........................            20,141,189.38
July 25, 2022........................            19,826,011.63
August 25, 2022......................            19,514,749.20
September 25, 2022...................            19,207,357.37

October 25, 2022.....................           $18,903,791.86
November 25, 2022....................            18,604,008.92
December 25, 2022....................            18,307,965.27
January 25, 2023.....................            18,015,618.09
February 25, 2023....................            17,726,925.06
March 25, 2023.......................            17,441,844.30
April 25, 2023.......................            17,160,334.42
May 25, 2023.........................            16,882,354.45
June 25, 2023........................            16,607,863.90
July 25, 2023........................            16,336,822.72
August 25, 2023......................            16,069,191.30
September 25, 2023...................            15,804,930.47
October 25, 2023.....................            15,544,001.47
November 25, 2023....................            15,286,366.01
December 25, 2023....................            15,031,986.19
January 25, 2024.....................            14,780,824.54
February 25, 2024....................            14,532,844.00
March 25, 2024.......................            14,288,007.92
April 25, 2024.......................            14,046,280.06
May 25, 2024.........................            13,807,624.58
June 25, 2024........................            13,572,006.02
July 25, 2024........................            13,339,389.35
August 25, 2024......................            13,109,739.87
September 25, 2024...................            12,883,023.33
October 25, 2024.....................            12,659,205.80
November 25, 2024....................            12,438,253.76
December 25, 2024....................            12,220,134.06
January 25, 2025.....................            12,004,813.90
February 25, 2025....................            11,792,260.86
March 25, 2025.......................            11,582,442.86
April 25, 2025.......................            11,375,328.20
May 25, 2025.........................            11,170,885.51
June 25, 2025........................            10,969,083.78
July 25, 2025........................            10,769,892.34
August 25, 2025......................            10,573,280.87
September 25, 2025...................            10,379,219.36
October 25, 2025.....................            10,187,678.15
November 25, 2025....................             9,998,627.93
December 25, 2025....................             9,812,039.68
January 25, 2026.....................             9,627,884.71
February 25, 2026....................             9,446,134.67
March 25, 2026.......................             9,266,761.50
April 25, 2026.......................             9,089,737.47
May 25, 2026.........................             8,915,035.15
June 25, 2026........................             8,742,627.41
July 25, 2026........................             8,572,487.43
August 25, 2026......................             8,404,588.69
September 25, 2026...................             8,238,904.95
October 25, 2026.....................             8,075,410.29
November 25, 2026....................             7,914,079.04
December 25, 2026....................             7,754,885.86
January 25, 2027.....................             7,597,805.66
February 25, 2027....................             7,442,813.63
March 25, 2027.......................             7,289,885.26
April 25, 2027.......................             7,138,996.30
May 25, 2027.........................             6,990,122.76
June 25, 2027........................             6,843,240.93

July 25, 2027........................            $6,698,327.36
August 25, 2027......................             6,555,358.87
September 25, 2027...................             6,414,312.53
October 25, 2027.....................             6,275,165.66
November 25, 2027....................             6,137,895.86
December 25, 2027....................             6,002,480.95
January 25, 2028.....................             5,868,899.01
February 25, 2028....................             5,737,128.36
March 25, 2028.......................             5,607,147.59
April 25, 2028.......................             5,478,935.48
May 25, 2028.........................             5,352,471.09
June 25, 2028........................             5,227,733.69
July 25, 2028........................             5,104,702.81
August 25, 2028......................             4,983,358.17
September 25, 2028...................             4,863,679.74
October 25, 2028.....................             4,745,647.72
November 25, 2028....................             4,629,242.53
December 25, 2028....................             4,514,444.79
January 25, 2029.....................             4,401,235.35
February 25, 2029....................             4,289,595.29
March 25, 2029.......................             4,179,505.88
April 25, 2029.......................             4,070,948.61
May 25, 2029.........................             3,963,905.17
June 25, 2029........................             3,858,357.47
July 25, 2029........................             3,754,287.62
August 25, 2029......................             3,651,677.92
September 25, 2029...................             3,550,510.88
October 25, 2029.....................             3,450,769.19
November 25, 2029....................             3,352,435.77
December 25, 2029....................             3,255,493.69
January 25, 2030.....................             3,159,926.23
February 25, 2030....................             3,065,716.88
March 25, 2030.......................             2,972,849.27
April 25, 2030.......................             2,881,307.26
May 25, 2030.........................             2,791,074.85
June 25, 2030........................             2,702,136.26
July 25, 2030........................             2,614,475.87
August 25, 2030......................             2,528,078.22
September 25, 2030...................             2,442,928.05
October 25, 2030.....................             2,359,010.27
November 25, 2030....................             2,276,309.94
December 25, 2030....................             2,194,812.32
January 25, 2031.....................             2,114,502.80
February 25, 2031....................             2,035,366.97
March 25, 2031.......................             1,957,390.56
April 25, 2031.......................             1,880,559.47
May 25, 2031.........................             1,804,859.76
June 25, 2031........................             1,730,277.65
July 25, 2031........................             1,656,799.50
August 25, 2031......................             1,584,411.85
September 25, 2031...................             1,513,101.38
October 25, 2031.....................             1,442,854.92
November 25, 2031....................             1,373,659.45
December 25, 2031....................             1,305,502.09
January 25, 2032.....................             1,238,370.13
February 25, 2032....................             1,172,250.98
March 25, 2032.......................             1,107,132.21

April 25, 2032.......................            $1,043,001.51
May 25, 2032.........................               979,846.74
June 25, 2032........................               917,655.87
July 25, 2032........................               856,417.03
August 25, 2032......................               796,118.46
September 25, 2032...................               736,748.56
October 25, 2032.....................               678,295.85
November 25, 2032....................               620,748.98
December 25, 2032....................               564,096.72
January 25, 2033.....................               508,328.00
February 25, 2033....................               453,431.84
March 25, 2033.......................               399,397.40
April 25, 2033.......................               346,213.97
May 25, 2033.........................               293,870.96
June 25, 2033........................               242,357.90
July 25, 2033........................               191,664.43
August 25, 2033......................               141,780.32
September 25, 2033...................                92,695.46
October 25, 2033.....................                45,971.15
November 25, 2033 and thereafter.....                     0.00

                       300% PSA AMOUNT
                       ---------------
DISTRIBUTION DATE                            PRINCIPAL BALANCE
-----------------                            -----------------
March 25, 2004......................           $306,903,320.31
April 25, 2004......................            305,952,720.98
May 25, 2004........................            304,846,418.51
June 25, 2004.......................            303,585,142.70
July 25, 2004.......................            302,169,862.65
August 25, 2004.....................            300,601,786.78
September 25, 2004..................            298,882,362.19
October 25, 2004....................            297,013,273.41
November 25, 2004...................            294,996,440.59
December 25, 2004...................            292,834,017.02
January 25, 2005....................            290,528,386.08
February 25, 2005...................            288,082,157.52
March 25, 2005......................            285,498,163.23
April 25, 2005......................            282,779,452.26
May 25, 2005........................            279,929,285.40
June 25, 2005.......................            276,951,129.09
July 25, 2005.......................            273,848,648.75
August 25, 2005.....................            270,625,701.64
September 25, 2005..................            267,286,329.08
October 25, 2005....................            263,834,748.22
November 25, 2005...................            260,275,343.32
December 25, 2005...................            256,612,656.48
January 25, 2006....................            252,851,378.06
February 25, 2006...................            248,996,336.55
March 25, 2006......................            245,052,488.09
April 25, 2006......................            241,029,935.01
May 25, 2006........................            236,933,616.49
June 25, 2006.......................            232,768,564.66
July 25, 2006.......................            228,675,032.24
August 25, 2006.....................            224,651,809.34
September 25, 2006..................            220,697,706.36
October 25, 2006....................            216,811,553.61
November 25, 2006...................            212,992,201.02
December 25, 2006...................            209,238,517.78
January 25, 2007....................            205,549,392.02
February 25, 2007...................            201,923,730.53
March 25, 2007......................            198,360,458.41
April 25, 2007......................            194,858,518.78
May 25, 2007........................            191,416,872.50
June 25, 2007.......................            188,034,497.82
July 25, 2007.......................            184,710,390.16
August 25, 2007.....................            181,443,561.77
September 25, 2007..................            178,233,041.48
October 25, 2007....................            175,077,874.40
November 25, 2007...................            171,977,121.67
December 25, 2007...................            168,929,860.19
January 25, 2008....................            165,935,182.35
February 25, 2008...................            162,992,195.76
March 25, 2008......................            160,100,023.03
April 25, 2008......................            157,257,801.48
May 25, 2008........................            154,464,682.95

June 25, 2008.......................           $151,719,833.48
July 25, 2008.......................            149,022,433.15
August 25, 2008.....................            146,371,675.79
September 25, 2008..................            143,766,768.79
October 25, 2008....................            141,206,932.85
November 25, 2008...................            138,691,401.76
December 25, 2008...................            136,219,422.21
January 25, 2009....................            133,790,253.51
February 25, 2009...................            131,403,167.47
March 25, 2009......................            129,057,448.11
April 25, 2009......................            126,752,391.49
May 25, 2009........................            124,487,305.52
June 25, 2009.......................            122,261,509.76
July 25, 2009.......................            120,074,335.19
August 25, 2009.....................            117,925,124.06
September 25, 2009..................            115,813,229.69
October 25, 2009....................            113,738,016.28
November 25, 2009...................            111,698,858.72
December 25, 2009...................            109,695,142.45
January 25, 2010....................            107,726,263.22
February 25, 2010...................            105,791,626.99
March 25, 2010......................            103,890,649.69
April 25, 2010......................            102,022,757.12
May 25, 2010........................            100,187,384.73
June 25, 2010.......................             98,383,977.49
July 25, 2010.......................             96,611,989.71
August 25, 2010.....................             94,870,884.92
September 25, 2010..................             93,160,135.67
October 25, 2010....................             91,479,223.42
November 25, 2010...................             89,827,638.35
December 25, 2010...................             88,204,879.25
January 25, 2011....................             86,610,453.37
February 25, 2011...................             85,043,876.26
March 25, 2011......................             83,504,671.65
April 25, 2011......................             81,992,371.29
May 25, 2011........................             80,506,514.85
June 25, 2011.......................             79,046,649.76
July 25, 2011.......................             77,612,331.09
August 25, 2011.....................             76,203,121.43
September 25, 2011..................             74,818,590.75
October 25, 2011....................             73,458,316.28
November 25, 2011...................             72,121,882.38
December 25, 2011...................             70,808,880.47
January 25, 2012....................             69,518,908.82
February 25, 2012...................             68,251,572.54
March 25, 2012......................             67,006,483.37
April 25, 2012......................             65,783,259.65
May 25, 2012........................             64,581,526.15
June 25, 2012.......................             63,400,914.00
July 25, 2012.......................             62,241,060.55
August 25, 2012.....................             61,101,609.29
September 25, 2012..................             59,982,209.76
October 25, 2012....................             58,882,517.41
November 25, 2012...................             57,802,193.54

December 25, 2012...................            $56,740,905.15
January 25, 2013....................             55,698,324.91
February 25, 2013...................             54,674,131.02
March 25, 2013......................             53,668,007.14
April 25, 2013......................             52,679,642.26
May 25, 2013........................             51,708,730.67
June 25, 2013.......................             50,754,971.84
July 25, 2013.......................             49,818,070.30
August 25, 2013.....................             48,897,735.62
September 25, 2013..................             47,993,682.29
October 25, 2013....................             47,105,629.63
November 25, 2013...................             46,233,301.73
December 25, 2013...................             45,376,427.34
January 25, 2014....................             44,534,739.85
February 25, 2014...................             43,707,977.15
March 25, 2014......................             42,895,881.56
April 25, 2014......................             42,098,199.82
May 25, 2014........................             41,314,682.93
June 25, 2014.......................             40,545,086.14
July 25, 2014.......................             39,789,168.85
August 25, 2014.....................             39,046,694.55
September 25, 2014..................             38,317,430.75
October 25, 2014....................             37,601,148.90
November 25, 2014...................             36,897,624.34
December 25, 2014...................             36,206,636.25
January 25, 2015....................             35,527,967.53
February 25, 2015...................             34,861,404.81
March 25, 2015......................             34,206,738.31
April 25, 2015......................             33,563,761.85
May 25, 2015........................             32,932,272.75
June 25, 2015.......................             32,312,071.78
July 25, 2015.......................             31,702,963.10
August 25, 2015.....................             31,104,754.20
September 25, 2015..................             30,517,255.86
October 25, 2015....................             29,940,282.08
November 25, 2015...................             29,373,650.02
December 25, 2015...................             28,817,179.97
January 25, 2016....................             28,270,695.28
February 25, 2016...................             27,734,022.31
March 25, 2016......................             27,206,990.38
April 25, 2016......................             26,689,431.72
May 25, 2016........................             26,181,181.42
June 25, 2016.......................             25,682,077.40
July 25, 2016.......................             25,191,960.34
August 25, 2016.....................             24,710,673.62
September 25, 2016..................             24,238,063.32
October 25, 2016....................             23,773,978.14
November 25, 2016...................             23,318,269.36
December 25, 2016...................             22,870,790.81
January 25, 2017....................             22,431,398.82
February 25, 2017...................             21,999,952.16
March 25, 2017......................             21,576,312.03
April 25, 2017......................             21,160,342.00
May 25, 2017........................             20,751,907.98

June 25, 2017.......................            $20,350,878.16
July 25, 2017.......................             19,957,123.00
August 25, 2017.....................             19,570,515.17
September 25, 2017..................             19,190,929.52
October 25, 2017....................             18,818,243.05
November 25, 2017...................             18,452,334.87
December 25, 2017...................             18,093,086.15
January 25, 2018....................             17,740,380.11
February 25, 2018...................             17,394,101.95
March 25, 2018......................             17,054,138.86
April 25, 2018......................             16,720,379.97
May 25, 2018........................             16,392,716.28
June 25, 2018.......................             16,071,040.71
July 25, 2018.......................             15,755,247.96
August 25, 2018.....................             15,445,234.60
September 25, 2018..................             15,140,898.92
October 25, 2018....................             14,842,140.99
November 25, 2018...................             14,548,862.59
December 25, 2018...................             14,260,967.20
January 25, 2019....................             13,978,359.93
February 25, 2019...................             13,700,947.55
March 25, 2019......................             13,428,638.42
April 25, 2019......................             13,161,342.49
May 25, 2019........................             12,898,971.23
June 25, 2019.......................             12,641,437.68
July 25, 2019.......................             12,388,656.33
August 25, 2019.....................             12,140,543.19
September 25, 2019..................             11,897,015.67
October 25, 2019....................             11,657,992.64
November 25, 2019...................             11,423,394.35
December 25, 2019...................             11,193,142.44
January 25, 2020....................             10,967,159.88
February 25, 2020...................             10,745,370.98
March 25, 2020......................             10,527,701.38
April 25, 2020......................             10,314,077.96
May 25, 2020........................             10,104,428.90
June 25, 2020.......................              9,898,683.60
July 25, 2020.......................              9,696,772.69
August 25, 2020.....................              9,498,627.99
September 25, 2020..................              9,304,182.50
October 25, 2020....................              9,113,370.40
November 25, 2020...................              8,926,126.98
December 25, 2020...................              8,742,388.67
January 25, 2021....................              8,562,092.98
February 25, 2021...................              8,385,178.53
March 25, 2021......................              8,211,584.98
April 25, 2021......................              8,041,253.05
May 25, 2021........................              7,874,124.48
June 25, 2021.......................              7,710,142.02
July 25, 2021.......................              7,549,249.41
August 25, 2021.....................              7,391,391.39
September 25, 2021..................              7,236,513.62
October 25, 2021....................              7,084,562.74
November 25, 2021...................              6,935,486.29

December 25, 2021...................             $6,789,232.74
January 25, 2022....................              6,645,751.45
February 25, 2022...................              6,504,992.65
March 25, 2022......................              6,366,907.45
April 25, 2022......................              6,231,447.80
May 25, 2022........................              6,098,566.50
June 25, 2022.......................              5,968,217.16
July 25, 2022.......................              5,840,354.20
August 25, 2022.....................              5,714,932.83
September 25, 2022..................              5,591,909.06
October 25, 2022....................              5,471,239.64
November 25, 2022...................              5,352,882.09
December 25, 2022...................              5,236,794.67
January 25, 2023....................              5,122,936.36
February 25, 2023...................              5,011,266.88
March 25, 2023......................              4,901,746.62
April 25, 2023......................              4,794,336.69
May 25, 2023........................              4,688,998.86
June 25, 2023.......................              4,585,695.58
July 25, 2023.......................              4,484,389.96
August 25, 2023.....................              4,385,045.74
September 25, 2023..................              4,287,627.32
October 25, 2023....................              4,192,099.69
November 25, 2023...................              4,098,428.47
December 25, 2023...................              4,006,579.90
January 25, 2024....................              3,916,520.79
February 25, 2024...................              3,828,218.54
March 25, 2024......................              3,741,641.11
April 25, 2024......................              3,656,757.04
May 25, 2024........................              3,573,535.41
June 25, 2024.......................              3,491,945.86
July 25, 2024.......................              3,411,958.54
August 25, 2024.....................              3,333,544.14
September 25, 2024..................              3,256,673.86
October 25, 2024....................              3,181,319.41
November 25, 2024...................              3,107,453.01
December 25, 2024...................              3,035,047.34
January 25, 2025....................              2,964,075.58
February 25, 2025...................              2,894,511.39
March 25, 2025......................              2,826,328.88
April 25, 2025......................              2,759,502.62
May 25, 2025........................              2,694,007.63
June 25, 2025.......................              2,629,819.38
July 25, 2025.......................              2,566,913.76
August 25, 2025.....................              2,505,267.09
September 25, 2025..................              2,444,856.11
October 25, 2025....................              2,385,657.98
November 25, 2025...................              2,327,650.25
December 25, 2025...................              2,270,810.88
January 25, 2026....................              2,215,118.20
February 25, 2026...................              2,160,550.95
March 25, 2026......................              2,107,088.23
April 25, 2026......................              2,054,709.52
May 25, 2026........................              2,003,394.65

June 25, 2026.......................             $1,953,123.84
July 25, 2026.......................              1,903,877.62
August 25, 2026.....................              1,855,636.89
September 25, 2026..................              1,808,382.90
October 25, 2026....................              1,762,097.20
November 25, 2026...................              1,716,761.69
December 25, 2026...................              1,672,358.60
January 25, 2027....................              1,628,870.46
February 25, 2027...................              1,586,280.13
March 25, 2027......................              1,544,570.75
April 25, 2027......................              1,503,725.78
May 25, 2027........................              1,463,728.96
June 25, 2027.......................              1,424,564.35
July 25, 2027.......................              1,386,216.27
August 25, 2027.....................              1,348,669.32
September 25, 2027..................              1,311,908.38
October 25, 2027....................              1,275,918.61
November 25, 2027...................              1,240,685.43
December 25, 2027...................              1,206,194.51
January 25, 2028....................              1,172,431.80
February 25, 2028...................              1,139,383.47
March 25, 2028......................              1,107,035.98
April 25, 2028......................              1,075,375.99
May 25, 2028........................              1,044,390.43
June 25, 2028.......................              1,014,066.46
July 25, 2028.......................                984,391.46
August 25, 2028.....................                955,353.04
September 25, 2028..................                926,939.05
October 25, 2028....................                899,137.53
November 25, 2028...................                871,936.76
December 25, 2028...................                845,325.23
January 25, 2029....................                819,291.62
February 25, 2029...................                793,824.83
March 25, 2029......................                768,913.95
April 25, 2029......................                744,548.29
May 25, 2029........................                720,717.32
June 25, 2029.......................                697,410.73
July 25, 2029.......................                674,618.38
August 25, 2029.....................                652,330.32
September 25, 2029..................                630,536.78
October 25, 2029....................                609,228.16
November 25, 2029...................                588,395.06
December 25, 2029...................                568,028.22
January 25, 2030....................                548,118.56
February 25, 2030...................                528,657.17
March 25, 2030......................                509,635.29
April 25, 2030......................                491,044.35
May 25, 2030........................                472,875.89
June 25, 2030.......................                455,121.65
July 25, 2030.......................                437,773.49
August 25, 2030.....................                420,823.43
September 25, 2030..................                404,263.64
October 25, 2030....................                388,086.43
November 25, 2030...................                372,284.24
December 25, 2030...................                356,849.67

January 25, 2031....................               $341,775.44
February 25, 2031...................                327,054.40
March 25, 2031......................                312,679.56
April 25, 2031......................                298,644.02
May 25, 2031........................                284,941.02
June 25, 2031.......................                271,563.95
July 25, 2031.......................                258,506.29
August 25, 2031.....................                245,761.66
September 25, 2031..................                233,323.78
October 25, 2031....................                221,186.50
November 25, 2031...................                209,343.78
December 25, 2031...................                197,789.69
January 25, 2032....................                186,518.41
February 25, 2032...................                175,524.24
March 25, 2032......................                164,801.56
April 25, 2032......................                154,344.88
May 25, 2032........................                144,148.79
June 25, 2032.......................                134,208.01
July 25, 2032.......................                124,517.33
August 25, 2032.....................                115,071.64
September 25, 2032..................                105,865.95
October 25, 2032....................                 96,895.33
November 25, 2032...................                 88,154.97
December 25, 2032...................                 79,640.13
January 25, 2033....................                 71,346.17
February 25, 2033...................                 63,268.54
March 25, 2033......................                 55,402.76
April 25, 2033......................                 47,744.45
May 25, 2033........................                 40,289.30
June 25, 2033.......................                 33,033.10
July 25, 2033.......................                 25,971.68
August 25, 2033.....................                 19,101.00
September 25, 2033..................                 12,417.06
October 25, 2033....................                  6,121.95
November 25, 2033 and thereafter....                      0.00

                 RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.




                                  $306,312,991




                       MORTGAGE PASS-THROUGH CERTIFICATES


                                 SERIES 2004-S1





                              PROSPECTUS SUPPLEMENT





CITIGROUP                                                   WAMU CAPITAL CORP.
                                  UNDERWRITERS





YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until May 25, 2004.